LOAN AGREEMENT

by and between

PW CANRE HOLDINGS, LLC,
a Delaware limited liability company
as Borrower

And

[redacted]**,**
as Bank

Dated: December 21, 2021

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "**Agreement**") is dated as of December 21, 2021 and is made by and between PW CANRE HOLDINGS, LLC, a Delaware limited liability company ("**Borrower**"), and [redacted] ("**Bank**").

Borrower has requested that Bank provide the Loan (as hereinafter defined) to Borrower in the principal sum of up to Twenty Million Dollars ($20,000,000) for the purposes set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Advances (as hereinafter defined) to be made by Bank pursuant to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the following respective meanings, unless the context hereof clearly requires otherwise:

"**Advance(s)**": Means any portion of the Loan advanced by Bank to or for the benefit of Borrower as required or permitted under this Agreement or any other Loan Document.

"**Affiliate(s)**": Means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

"**Agreement**": Has the meaning given to such term in the introductory paragraph hereof.

"**Anti-Corruption Laws**": Means any Laws of any jurisdiction applicable to Borrower, Guarantor or their respective Affiliates or Subsidiaries from time to time concerning or relating to bribery or corruption.

"**Bank**": Has the meaning given to such term in the introductory paragraph hereof.

"**Bankruptcy Code**": Means Title 11 of the United States Code, as the same may be amended or replaced from time to time.

"**Beneficial Ownership Certification**": Means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"**Beneficial Ownership Regulation**": Means 31 C.F.R. § 1010.230.

"**Board**": Means the Board of Governors of the Federal Reserve System.

"**Borrower**": Has the meaning given to such term in the introductory paragraph hereof.

"**Borrowing Base**": Means, as of any date of determination, the difference of (a) fifty percent (50%) of the aggregate consideration paid by Obligors for all Eligible Land as of such date, *minus* (b) fifty percent (50%) of the total Lease payments collected by the Obligors pursuant to the then-effective lease for the property on all Eligible Land as of such date.

"**Business Day**": Means any day other than a Saturday, a Sunday, or a legal holiday on which Bank is not open for business.

"**Capitalized Lease**": Means, of a Person, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

"**Capitalized Lease Obligations**": Means, of a Person, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

"**Cash Equivalents**": Means, on any day: (a) any evidence of debt issued by the United States government, or guaranteed as to the timely payment of principal and interest by the United States government, and maturing twelve (12) months or less after that day; (b) commercial paper issued by a corporation (other than a corporation in which any Restricted Party has a direct or indirect interest) organized under the laws of any state of the United States of America or of the District of Columbia, rated A-1 by Standard and Poor's Ratings Service or the equivalent rating by another nationally-recognized ratings service acceptable to Bank and having a stated maturity date nine (9) months or less after its issue date; (c) any certificate of deposit or banker's acceptance issued by a commercial bank that is a member of the Federal Reserve System and has a combined unimpaired capital and surplus and unimpaired undivided profits of not less than $500,000,000, and maturing not more than twelve (12) months after that day; and (d) any repurchase agreement (i) entered into with any Federal Reserve System member commercial bank of the size referred to in clause (c) above, (ii) secured by any obligation of the type described in any of clauses (a)-(c) above and (iii) having a market value on its date of at least one hundred percent (100%) of the repurchase obligation of that commercial bank.

"**Change in Law**": Means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

"**Change of Control**": Means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) after the Closing Date of any outstanding shares of voting Equity Interests of Borrower on a fully diluted basis; (b) any change in the ownership of any Guarantor or change in the manager of Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (x) nominated by the board of directors of Borrower nor (y) appointed or approved by directors so nominated.

"**Closing Date**": Means the date of this Agreement.

"**Closing Date BB**": Has the meaning given to such term in Section 5.11.

"**Code**": Means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"**Collateral**": Means (a) all of the collateral covered by the Security Instrument, this Agreement or any other Loan Document, and (b) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

"**Commitment**": Means an amount not to exceed Twenty Million Dollars ($20,000,000). Such Commitment will be reduced by any principal payments made by or on behalf of Borrower and any principal reductions otherwise required under and pursuant to the Loan Documents.

"**Commodity Exchange Act**": Means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

"**Contingent Liabilities**": Means, with respect to any of Borrower, the Guarantor or its or their Subsidiaries, as the case may be, all of any such Person's liabilities and obligations for moneys borrowed or payments of moneys owed on claims which have been liquidated in amount, which are contingent upon and will not mature unless and until the occurrence of some event or circumstance, including such Person's liability under or with regard to guaranties and indemnities, agreements to purchase Eligible Land, letters of credit, and recourse indebtedness on projects sold to other Persons.

"**Control**": Means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. For the purposes of this definition, a Person is deemed to "Control" another Person if such controlling Person owns twenty percent (20%) or more of any class of voting securities or other ownership interests of such controlled Person. "**Controlled**" and "**Controlling**" have correlative meanings.

"**Debt Service**": Means the sum of all principal and interest payments that would be due and payable projected over a twelve (12) month period with respect to a loan in the principal amount equal to the aggregate principal amount of the Advances then outstanding, assuming (a) a five (5) year amortization period and (b) an interest rate per annum equal to the dollar weighted average actual interest rate for the outstanding Advances then in effect.

"**Debt Service Coverage Ratio**": Means the ratio, as of any date, for any period and as calculated by Bank in its Permitted Discretion, of (a) Net Operating Income for the applicable period, to (b) Debt Service for the applicable period.

"**Debtor Relief Laws**": Means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loan.

"**Default**": Means any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

"**Default Rate**": Means the lesser of five percent (5%) per annum in excess of the Loan Rate or the maximum lawful rate of interest which may be charged, if any.

"**Designated Representative**": Has the meaning set forth in Section 9.21.

"**Draw Request**": Means a request from Borrower for an Advances for Loan proceeds in the form of **Exhibit A** attached hereto.

"**Draw Period**": Means the period of time commencing on the Closing Date and ending on the first anniversary of the Closing Date.

"**Eligible Land**": Means Land that Bank, in its Permitted Discretion, shall deem eligible for inclusion in the calculation of the Borrowing Base pursuant to the terms hereof. Without limitation, Eligible Land shall not include: (a) any Land with respect to which a complete and correct copy of the applicable lease has not been delivered to Bank, (b) any Land with respect to which the tenant thereon is an Obligor or an Affiliate of any Obligor, or is Controlled by an Obligor, except as otherwise approved by Bank, (c) any Land with respect to which any amounts owing under the applicable lease are more than thirty (30) days past due under the terms thereof, (d) any Land with respect to which Bank has not received a duly executed original of a Security Instrument in recordable form and such other duly executed documents and instruments as Bank may request, (e) any Land subject to a Lien other than Liens in favor of Bank and Permitted Encumbrances, (f) Land with respect to which the aggregate amount of consideration paid therefor has been recovered by the applicable Obligor, and (g) any Land otherwise excluded from the Borrowing Base in accordance with the terms hereof.

"**E-SIGN**": Means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

"**Environmental Law**": Means all federal, state, regional, county and local statutes, regulations, ordinances, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Substances; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or pollution; the presence or Release of Hazardous Substances, protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including the following statutes, and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; RCRA; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq., as each of the foregoing may be amended from time to time.

"**Environmental Liability**": Means any claim, demand, obligation, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, diminution in value or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the presence or use of Hazardous Substances, the violation or alleged violation of any Environmental Law, or the imposition of any Environmental Lien.

"**Environmental Lien**": Means a Security Interest in favor of any Person for: (a) any liability under an Environmental Law; or (b) damages arising from or costs incurred by such Person in response to any actual or threatened Release.

"**Environmental Report**": Means the Phase I Environmental Site Assessment prepared by a Person reasonably acceptable to Bank.

"**Equipment**": Means all furniture, fixtures, equipment and personal property owned by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land or the Improvements.

"**Equity Interests**" Means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, membership interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

"**ERISA**": Means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

"**ERISA Affiliate**": Means any trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"**Event of Default**": Has the meaning given to such term in Section 8.1.

"**Excluded Taxes**": Means, in the case of Bank or any applicable Lending Installation, taxes imposed on its overall net income, and franchise taxes imposed on Bank or such Lending Installation, by (a) the jurisdiction under the laws of which such Person is incorporated or organized or (b) the jurisdiction in which Bank's principal executive office or Bank's applicable Lending Installation is located.

"**Fees**": Means the Loan Fee, the Unused Line Fee and any other fees now or hereafter due and payable by Borrower in accordance with any or all of the Loan Documents.

"**Fiscal Year**": Means the period from January 1 of any year through the following December 31.

"**GAAP**": Means generally accepted accounting principles in the United States of America as of the date of the applicable financial statement, consistently applied and maintained throughout the period indicated.

"**Governing Documents**" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

"**Governmental Authority**": Means any court, board, agency, commission, office, department, bureau, instrumentality or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipality, city or otherwise) whether now or hereafter in existence.

"**Governmental Requirements**": Means all Laws applicable to Borrower, Guarantor, Bank or the Project (including the construction or renovation of all or any part thereof), including Environmental Laws,

Accessibility Laws, building and zoning codes and ordinances, energy and pollution control Applicable Laws, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Project or any part thereof, or (b) in any way limit the use and enjoyment thereof.

"**Guarantor**" or collectively "**Guarantors**": Means any or all current and future Subsidiaries of Borrower.

"**Guaranty**" or, collectively, "**Guaranties**": Means each Guaranty given by Guarantor for the benefit of Bank, as any of the same may be amended, supplemented or modified from time to time.

"**Hazardous Substance(s)**": Means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is defined or regulated under any Environmental Law, and includes (a) mold, asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as "hazardous waste" pursuant to RCRA.

"**Improvements**": Means all buildings and improvements that are now existing on the Land or are added in the future, or otherwise as expressly permitted hereunder or approved in writing by Bank. Improvements will also include all tenant improvements, whether constructed before or after the Closing Date.

"**In Balance**": Has the meaning given to such term in Section 4.8.

"**Indebtedness**": Means, in all cases without duplication, all items of indebtedness or liability of Borrower or Guarantor, at any time which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Borrower or Guarantor as of the date of determination, including: (a) indebtedness for borrowed money; (b) Capitalized Lease Obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any Security Interest on any property of such entity; (e) liabilities in respect of unfunded vested benefits under any Pension Plan for which the minimum funding standards of Section 302 of ERISA have not been met; (f) Contingent Liabilities; and (g) Swap Transactions.

"**Indemnified Taxes**": Means Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Guarantor under any Loan Document, other than Excluded Taxes and Other Taxes.

"**Indemnity**": Means the Environmental Indemnification Agreement dated as of the Closing Date executed by Borrower and Guarantor, as the same may be amended, supplemented or modified from time to time.

"**Land**": Means real property owned by an Obligor.

"**Laws**": Means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"**Lease(s)**": Means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in Eligible Land, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

"**Lending Installation**": Means the office, branch, subsidiary or affiliate of Bank listed on the signature pages hereof or otherwise selected by Bank.

"**Liens**": Means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise, but excluding liens for ad valorem taxes that are not delinquent), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Project or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialman's, construction and other similar liens and encumbrances.

"**Loan**": Means, collectively, the loan of the proceeds of the Note by Bank to Borrower in Advances to be made pursuant to the terms of this Agreement.

"**Loan Documents**": Means all documents now or hereafter entered into which evidence, secure and/or govern the Loan and/or any of the Obligations (other than under clause (c) of the definition thereof), including this Agreement, the Note, the Security Instruments, the Security Agreements, the Guaranties, the Indemnity, or any other documents, agreements or instruments entered into by Borrower and/or Guarantor with respect to the Loan, and any amendments, supplements or modifications to any of the same from time to time.

"**Loan Fee**": Means a non-refundable fee in the amount of $250,000, all of which will be paid to Bank on the Closing Date.

"**Loan Parties**": Means the Obligors and each of them, a "Loan Party".

"**Loan Rate**": Means five and fifty two hundredths percent (5.52%) per annum.

"**Loan to Value Requirement**": Means that, as of any date as calculated by Bank in its Permitted Discretion, the sum of the then principal balance of the Loan plus the remaining unfunded amount of the Commitment is less than sixty-five percent (65%) of the "as completed" or "as stabilized" value of the Eligible Land in the Borrowing Base, in each case as determined by Bank based upon the most recent appraisal.

"**Losses**": Has the meaning given such term in Section 9.1.

"**Material Adverse Change**": Means any occurrence of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Bank determines could reasonably be expected to materially adversely affect the financial condition or operations of Borrower or any Guarantor, the value, financial condition or operation of the Project, or any other material Collateral securing repayment of the Loan, or impair the ability of Borrower or Guarantor to

perform its obligations as and when required under any of the Loan Documents, as determined by Bank in its Permitted Discretion.

"**Maturity Date**": Means December 21, 2027.

"**Monthly Principal Installments**": Has the meaning given to such term in Section 2.1(e).

"**Municipality**": Means the county, city, town, or other district possessing corporate existence and its own governing body, in which the Project or any portion thereof is located.

"**Net Operating Income**": Means an amount to be calculated and adjusted by Bank in its Permitted Discretion as follows: the annualized sum of (a) the revenue for the applicable period from the Eligible Land (including rents from Leases, expense reimbursements and forfeited security deposits and excluding any extraordinary items, non-cash gains, and non-cash losses) less (b) the Operating Expenses for such period. Net Operating Income also does not include (A) revenue from such Leases where the Borrower or tenants are in default or the tenants are in bankruptcy, (B) interest income, or (C) non-recurring income other than forfeited security deposits (such as loan advances, lease termination fees, insurance and condemnation proceeds).

"**Note**": Means the Promissory Note of even date herewith executed and delivered by Borrower to the order of Bank, as the same may be amended, restated, supplemented or replaced from time to time.

"**Notice**": Has the meaning given to such term in Section 9.7.

"**Obligations**": Means, collectively: (a) Borrower's obligations for the payment of the Loan, including interest and other charges and all Fees; (b) the payment and performance of each and every obligation of Borrower and Guarantor contained herein and in any other Loan Document.

"**Obligor**": Means, collectively, Borrower, each Guarantor and any other Person liable in any manner in respect of the Indebtedness.

"**OFAC**": Means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto.

"**Operating Account**": Means the account maintained by Borrower with Bank into which the gross revenues from the Land are deposited.

"**Operating Expenses**": Means, for any period, the total of all expenditures incurred by Borrower, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Land, which expenditures are incurred on a regular monthly or other periodic basis (including such expenses paid less often than monthly, such as real estate taxes and insurance), including utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, advertising expenses, management fees, payroll and related taxes, computer processing charges, and other similar costs.

"**Other Taxes**": Means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

"**PATRIOT Act**": Means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

"**Pension Plan**": Means each employee benefit plan covered by Title IV of ERISA whether now in existence or hereafter instituted, of Borrower or any ERISA Affiliate.

"**Permitted Discretion**" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender lending in Borrower's industry) business judgment.

"**Permitted Encumbrances**": Means the Liens, charges and encumbrances on title to the Land approved by Bank in writing, and:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in good faith;

(b) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.1(l);

(c) security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; and

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.

"**Permitted Refinancing**": Means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Bank,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Bank as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and

(f) if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Bank and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

"**Person(s)**": Means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

"**Project**": Means the Land, the Improvements and the Equipment.

"**Project Financing Statement**": Means the UCC-1 financing statements required by Bank in connection with the establishment and maintenance of the Loan.

"**Property**": Means, any and all property, whether real, personal, tangible, intangible, or mixed, of a Person, or other assets owned, leased or operated by such Person.

"**RCRA**": Means the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

"**Real Property Investment**": Means investments made by Borrower or any Subsidiary of Power REIT (Borrower's parent) in the development of and improvements to any real property owned by Borrower or such Subsidiary of Power REIT.

"**Related Party**": Means any one or more of the following: (a) Guarantor, (b) an Affiliate of Borrower or Guarantor, (c) a director or officer of Borrower, Guarantor or an Affiliate of such person or (d) any of the shareholders, partners, members or other equity holders of Borrower, Guarantor, and any Affiliate thereof.

"**Release**": Means, without limitation, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks, or any other receptacles ever containing any Hazardous Substances.

"**Required Accounts**": Has the meaning given such term in Article VII.

"**Restricted Party**": Means Borrower, Guarantor, and any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner, of Borrower or Guarantor, from time to time.

"**Restricted Payment**": Means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such Equity Interest in Borrower or any Subsidiary thereof.

"**Sanctions**": Means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.

"**Security Agreement**": Means that certain Security Agreement of even date herewith, by and among the Grantors (as defined therein) party thereto, Bank and Borrower.

"**Security Instrument**": Means any mortgage, deed of trust, deed to secure debt with assignment of leases or similar security agreement, executed and delivered by an Obligor as security for the Obligations which encumbers the Eligible Land, as the same may be amended, restated, supplemented or modified from time to time.

"**Security Interest**": Means any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Borrower, Guarantor, any of its or their Subsidiaries, or any other Person, to grant any lien, security interest or pledge, mortgage or encumber any asset, in each case, in form and substance acceptable to Bank.

"**Subsidiary**": Means, with respect to any Person, (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which is at the time owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which is at the time so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of Borrower.

"**Taxes**": Means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

"**UCC**": Means the California Commercial Code or, as applicable, the Uniform Commercial Code enacted in the applicable jurisdiction, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

"**UETA**": Means the Uniform Electronic Transactions Act (or any analogous statutes) as in effect in the State of California, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

Section 1.2 **Singular and Plural Terms**. Any defined term used in the plural in any Loan Document refers to all members of the relevant class and any defined term used in the singular refers to any number of the members of the relevant class.

Section 1.3 **Accounting Principles**. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to herein. Notwithstanding any other provision herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (a) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at "fair value," as defined therein, or (b) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or the Bank so requests, the Bank and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change, but until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP before such change and the Borrower shall provide to the Bank reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules as a result of Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance.

Section 1.4 **References and Other Terms**. Any reference to any Loan Document or other document includes such document both as originally executed and as it may from time to time be amended, restated, supplemented or modified. References herein to Articles, Sections and Exhibits will be construed as references to this Agreement unless a different document is named. References to subparagraphs will be construed as references to the same Section in which the reference appears. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" mean "including (include) without limitation." The term "shall" has the same meaning as the term "will." The terms "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement.

Section 1.5 **Exhibits Incorporated**. All exhibits to this Agreement, as now existing and as the same may from time to time be modified, are incorporated herein by this reference.

Section 1.6 **Inconsistency**. In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

Section 1.7 **Divisions**. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it will be deemed to have been transferred from the original Person to

the subsequent Person, and (b) if any new Person comes into existence, such new Person will be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

LOAN

Section 2.1 Principal.

(a) Subject to the terms and conditions hereof, Bank agrees to lend to Borrower and Borrower agrees to borrow from Bank, the proceeds of the Loan, from time to time in accordance with the terms hereof until the Maturity Date, for the purposes of: (i) of an Obligor acquiring fee simple interests in real property not owned as of the Closing Date or of financing a portion of such real property that was acquired with cash, (ii) funding any Real Property Investments, and (iii) in addition to the foregoing, up to Two Million Five Hundred Thousand Dollars ($2,500,000) for other general business purposes; provided, however, Bank will not be obligated to make any Advance if, after giving effect to such Advance, the sum of Bank's aggregate Advances then outstanding would exceed the lesser of (i) the Borrowing Base, and (ii) the Commitment. In no event will Bank be obligated hereunder to lend to Borrower more than Borrower has qualified to receive under the terms of this Agreement.

(b) All Advances made by Bank will be evidenced by the Note. The entire principal balance of the Note will mature and be payable at the Maturity Date.

(c) Bank will enter in its records the amount of each Advance, the rate of interest borne on each Advance, and the payments of the principal balance received by Bank, and such records will be conclusive evidence of the subject matter thereof, absent manifest error.

(d) Any principal amount repaid may not be reborrowed.

(e) From and after the first day of the calendar month following the last day of the Draw Period and on the first day of each calendar month thereafter to and including the Maturity Date, Borrower will pay Bank, in addition to monthly installments of interest at the Loan Rate in accordance herewith, monthly installments of principal, based upon the outstanding principal balance of the Loan, amortized over a 60-month period (the "**Monthly Principal Installments**").

Section 2.2 Interest.

(a) Borrower will pay to Bank interest on the Note computed at the Loan Rate. Interest at the Loan Rate will accrue on each and every Advance from and after the date it is made by Bank in the manner specified herein. Interest on the Note computed at the Loan Rate will be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the Advance made on the Date of Closing is made hereunder, and all unpaid, accrued interest must be paid in full at the time all Advances are paid in full. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

(b) In the event that Borrower fails to make any required payment of principal or interest on the Note (other than the balloon payment of principal due on the Maturity Date) on or before the 10th day following the due date thereof, Borrower must pay to Bank, in addition to interest at the Default Rate, a late payment charge equal to 5% of the amount of the overdue payment, for the purpose of reimbursing Bank for a portion of the expense incident to handling the overdue payment. This late payment charge will apply

individually to all payments past due and there will be no daily prorated adjustment. This provision will not be deemed to excuse a late payment or be deemed a waiver of any other rights Bank may have including the right to declare the entire unpaid principal and/or interest immediately due and payable. Borrower agrees that the "late payment charge" is a provision for liquidated damages and represents a fair and reasonable estimate of the damages Bank will incur by reason of the late payment considering all circumstances known to Borrower and Bank on the Closing Date. Borrower further agrees that proof of actual damages will be difficult or impossible to ascertain.

(c) If any Event of Default exists, then the aggregate amount of all outstanding Advances and, to the extent permitted by law, all accrued and unpaid interest in respect thereof, and any other amounts due pursuant to the Loan Documents, will at Bank's option and without notice to Borrower, accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

(d) In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, contravenes a legal or statutory limitation applicable to the Loan, if any, Borrower will pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower will pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts will be applied to principal, unless principal has been fully paid, in which event such excess amount will be refunded to Borrower.

Section 2.3 Payments.

(a) All payments and prepayments of principal, interest, fees, expenses and other Obligations under the Loan Documents payable to Bank must be made, without deduction, setoff, or counterclaim, in immediately available funds not later than 2:00 p.m., Pacific time on the dates due, to Bank at the office specified by it from time to time, except as otherwise specifically provided in this Agreement. Funds received on any day after 2:00 p.m., Pacific time will be deemed to have been received on the next Business Day. Notwithstanding anything to the contrary in the Agreement, any interest or principal that is otherwise payable on a day that is not a business day shall be payable on the immediately succeeding business day unless such succeeding business day falls in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding business day. Borrower authorizes Bank to charge any of Borrower's accounts maintained at Bank, including the Operating Account, for the amount of any payment or prepayment on the Note or other amount owing pursuant to any of the other Loan Documents.

(i) So long as no Event of Default has occurred, all payments received by Bank (including the proceeds of Advances for such payments) for application to the Obligations, will be applied in the order below:

First, to any unpaid interest on the Note then due under the Loan Documents (but excluding any late payment charges owed to Bank);

Second, to the unpaid principal balance then due on the Note under the Loan Documents;

Third, to any costs and expenses due under the Loan Documents, and any Fees due to Bank;

Fourth, to the unpaid principal balance of the Note; and

Fifth, to any other Obligations then due.

(ii) During the existence of an Event of Default, all amounts received by Bank will be applied in such amounts, order and priority as Bank determines in its discretion.

(b) All amounts received by Bank (whether the result of payment transmitted by Borrower or otherwise) on account of payment of interest on or principal of the Note, or other payments due under this Agreement or any other Loan Documents, as the case may be, will be so applied by it pursuant to this Section 2.3.

Section 2.4 Prepayment. Upon the occurrence of an Event of Default (at Bank's option), or upon Borrower's prepayment of the outstanding principal balance of the Loan prior to the Maturity Date (or any portion thereof, excluding the Monthly Principal Installments), in view of the impracticability and extreme difficulty of ascertaining actual damages, and by mutual agreement of the parties as to a reasonable calculation of Bank's lost profits, Borrower shall pay Bank upon the effective date of such prepayment a fee in an amount equal to: (a) three percent (3%) of the then outstanding aggregate principal balance of the Loan if such prepayment occurs on or prior to the first (1st) anniversary of the end of the Draw Period; (b) two percent (2%) of the then outstanding aggregate principal balance of the Loan if such prepayment occurs after the first (1st) anniversary of the end of the Draw Period and on or prior to the second (2nd) anniversary of the end of the Draw Period; (c) one percent (1%) of the then outstanding aggregate principal balance of the Loan if such prepayment occurs after the second (2nd) anniversary of the end of the Draw Period and prior to fourth (4th) anniversary of the end of the Draw Period; and (d) $0 thereafter. Such fee shall be presumed to be the amount of damages sustained by Bank as the result of prepayment, and Borrower acknowledges that such fee is reasonable under the circumstances currently existing. The fee provided for in this Section 2.4 shall be included in the Obligations. Bank is not obligated hereunder or under any of the other Loan Documents to re-advance to Borrower any sums prepaid by Borrower, whether prepaid voluntarily or involuntarily. Any amounts prepaid shall be applied in inverse order of maturity. Notwithstanding the foregoing, if any Land is sold during the term of the Loan and the proceeds of such sale are used to partially prepay the Loan, then the foregoing fee shall not be payable if such prepayments do not exceed twenty-five percent (25%) of the aggregate outstanding principal balance of the Loan during each Fiscal Year.

Section 2.5 [Reserved].

Section 2.6 Yield Protection; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Bank;

(ii) subjects Bank to any Taxes (other than Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) imposes on Bank or the London interbank market any other adverse condition, cost or expense (other than Taxes) affecting this Agreement or Loans,

and the result of any of the foregoing is to materially increase the cost to Bank of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any Loan or to materially reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount), then, upon request of Bank, Borrower will pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If Bank determines that any Change in Law affecting Bank or any lending office of Bank or Bank's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of materially reducing the rate of return on Bank's capital or on the capital of Bank's holding company, if any, as a consequence of this Agreement, the Commitment or the Loans to a level below that which Bank or Bank's holding company could have achieved but for such Change in Law (taking into consideration Bank's bona fide, written policies and the bona fide, written policies of Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to Bank such additional amount or amounts as will compensate Bank or Bank's holding company for any such reduction suffered.

(c) Certificates for Reimbursement; Delay in Requests. A certificate of Bank setting forth a detailed calculation of the amount or amounts necessary to compensate Bank or its holding company, as the case may be, as specified in Section 2.6 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of Bank to demand compensation pursuant to Section 2.6 shall not constitute a waiver of Bank's right to demand such compensation; provided that Borrower shall not be required to compensate Bank pursuant to Section 2.6 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.7 Fees.

(a) In addition to the interest and other consideration to Bank herein, Borrower agrees to pay to Bank the Fees (including without limitation the Unused Line Fee), as and when due in accordance with the terms of the Loan Documents. No termination or reduction of the Commitment and no failure of Borrower to satisfy the conditions set forth in Article III will entitle Borrower to a refund of any portion of such Fees.

(b) In addition to the preceding clause (a), if the aggregate outstanding principal balance of the Advances at the end of the Draw Period is less than fifty percent (50%) of the Commitment, then Borrower shall pay a one-time fee to Bank in an amount equal to one-half of one percent (0.50%) *multiplied* by the unused portion of the Commitment (the "**Unused Line Fee**"). The Unused Line Fee shall be due and payable five (5) Business Days after the expiration of the Draw Period.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 **No Obligation to Close or Advance.** Bank is not required to close the Loan and make any Advance until all of the requirements and conditions set forth in this Article III have been completed and fulfilled to the satisfaction of Bank in its discretion, at Borrower's sole cost and expense.

Section 3.2 **Conditions to Closing and Boarding.**

(a) In order to board this loan facility and give effectiveness to the commitment hereunder, on or before the Closing Date, Borrower must provide to Bank each of the following, in form and substance acceptable to Bank to the extent not waived by Bank:

(i) All Leases in respect of the Eligible Land listed on the Closing Date BB signed by the landlord and tenant thereunder, delivered to and approved by Bank;

(ii) A copy of Borrower's Governing Documents, certified as true, correct and complete by an officer of Borrower authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the Secretary of State (or equivalent) of the state in which Borrower was organized (and from the Secretary of State (or equivalent) of the states where Land is located, if different from the jurisdiction in which Borrower was organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby;

(iii) A copy of each Guarantor's Governing Documents, certified as true, correct and complete by an officer of such Guarantor authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the jurisdiction in which such Guarantor was organized (and from the Secretary of State (or equivalent) of the state where Land owned by such Guarantor is located, if different from the jurisdiction in which such Guarantor was organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby;

(iv) The most current available financial statements of Borrower and Guarantor, signed and certified as true, correct and complete by a duly appointed officer thereof;

(v) The payment of all Fees and expenses due to Bank;

(vi) Fully executed Loan Documents and such other documents as Bank may reasonably require, in form and substance acceptable to Bank and to its counsel, in their Permitted Discretion, to evidence and secure the Loan. Subject to Section 4.10, Bank may designate which of the Loan Documents are to be placed of record or filed, the order of recording or filing thereof, and the offices in which the same are to be recorded or filed, Borrower must cooperate with Bank's recordation and filing requirements, and may in no event take any action in contravention thereof;

(vii) The documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act;

(viii) If Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, Borrower must deliver a Beneficial Ownership Certification in relation to Borrower;

(ix) All other agreements, documents and/or exhibits which may be required, in Bank's judgment, to assure compliance with the requirements of this Agreement and the other Loan Documents.

Section 3.3 **<u>Conditions Precedent to the Initial Advance</u>.** Bank will make the initial Advance only after the following conditions precedent are satisfied or waived as determined by Bank:

(i) Borrower must provide to Bank, in form and substance acceptable to Bank, the Security Instruments in respect of the Eligible Land set forth in the Closing Date BB;

(ii) Borrower must provide to Bank, in form and substance acceptable to Bank, the Environmental Reports, addressed to and actually received by the Obligors. Borrower must also provide copies of all environmental documents prepared, adopted, certified or filed by or with any Governmental Authority in connection with the Eligible Land, including any initial study or environmental impact report, prepared, adopted, certified or filed by or with any Governmental Authority;

(iii) Bank must have completed its flood review process, and received evidence of compliance, satisfactory to Bank in Bank's Permitted Discretion, with Bank's requirements, policies and procedures, as well as any applicable law, with respect to flood-related matters;

(iv) Bank must have received evidence that the Eligible Land is subject to no prior Lien, excepting only Permitted Encumbrances;

(v) Bank has obtained subordination, nondisturbance and attornment agreements and estoppels with respect to the Leases relating to the Eligible Land set forth in the Closing Date BB, in form and substance satisfactory to Bank; and

(vi) Bank must have received all other agreements, documents and/or exhibits which may be required, in Bank's judgment, to assure compliance with the requirements of this Agreement and the other Loan Documents.

Section 3.4 **<u>Conditions Precedent to All Advances</u>.** Bank will make each requested Advance (including the initial Advance) only after the following conditions precedent are satisfied for each such Advance as determined by Bank:

(a) Borrower must deliver or cause to be delivered to Bank a fully executed Draw Request together with such other information as Bank may require to verify the substance of a Draw Request, all in form and substance satisfactory to Bank;

(b) No Default or Event of Default has occurred and Bank has received a certificate to that effect signed by the Designated Representative, and no Default or Event of Default will result from the making of the Advance.

(c) No Material Adverse Change has occurred on the date of the Draw Request or on the date of the Advance.

(d) No litigation, arbitration or governmental investigation or proceeding is pending, or to Borrower's knowledge, threatened, against Borrower or affecting the operations of Borrower which, if adversely determined to Borrower, would constitute a Material Adverse Change.

(e) As of the date immediately prior to an Advance and after giving effect to an Advance, the aggregate outstanding principal balance of the Loan shall not exceed the Borrowing Base.

(f) Borrower has satisfied all of the terms and conditions of this Agreement.

(g) As of the date immediately prior to an Advance and after giving effect to an Advance, the Loan will be In Balance.

ARTICLE IV

ADVANCES

Section 4.1 General.

(a) The Loan proceeds will be advanced by Bank for the benefit of Borrower in accordance with the terms and conditions set forth in this Agreement. All monies advanced by Bank will constitute a loan made to Borrower under this Agreement, evidenced by the Note and secured by the other Loan Documents, and interest will be computed thereon, as prescribed by this Agreement and the Note, from the date Bank makes, or is deemed to have made, the Advance.

(b) [reserved]

Section 4.2 No Waiver. No Advance will constitute a waiver of any condition precedent to the obligation of Bank to make any further Advance, or preclude Bank from thereafter declaring the failure of Borrower to satisfy any such condition precedent to be an Event of Default. All conditions precedent to the obligation of Bank to make any Advance are imposed hereby solely for the benefit of Bank, and no other party may require satisfaction of any such condition precedent or will be entitled to assume that Bank will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. Bank may waive any requirement of this Agreement for any Advance.

Section 4.3 Advances of Sums Due to Bank.

(a) Bank may, at Bank's option and without obligation to do so, advance to itself, when due, from the proceeds of the Loan, without further order or request from Borrower, all interest due and payable to Bank under the terms hereof or of the Note, and may, at Bank's option, without any obligation to do so, advance to itself all other sums due or to become due to Bank under this Agreement, or under any of the other Loan Documents, including Fees, and all other reasonable out-of-pocket expenses incurred by Bank in connection with this Agreement and with the Loan. Bank has the right, but not the obligation, to advance and directly apply the proceeds of the Loan to the satisfaction of any of Borrower's other obligations hereunder, or under any of the other Loan Documents.

(b) Notwithstanding anything to the contrary contained herein, Bank may in its discretion and without obtaining authorization by Borrower, make an Advance to itself to pay, as and when due, any Fees, accrued interest on the Loan, fees and disbursements of the Bank's attorneys which are payable by Borrower as provided in the Loan Documents, and such other sums as may be owing from time to time by Borrower to Bank with respect to the Loan or the transactions contemplated by this Agreement or the other Loan Documents. Such payments may be made by Bank recording a funding under the Loan in the amount of such payments on Bank's records. In the event Bank makes such an Advance other than for the payment of interest due under the Loan, Bank will endeavor to give Borrower notice thereof, *provided, however*, that Bank's failure to give such notice will not result in any liability to Bank and will not impact Borrower's obligations under this Agreement or the other Loan Documents.

(c) Any advance of proceeds of the Loan made by Bank under this Section 4.3 will not: (i) relieve Borrower from its obligation to make any payments required hereunder or under the other Loan

Documents; (ii) cure any Default or Event of Default; or (iii) serve as a waiver of any of Borrower's obligations hereunder or under the other Loan Documents.

Section 4.4 **Borrowing Base and Draw Requests**.

(a) The total amount of Advances available to Borrower is limited to the Borrowing Base, which shall be confirmed and adjusted by Bank as provided herein. Borrower acknowledges that Eligible Land may be deemed ineligible and no longer part of the Borrowing Base as a result of events occurring after an Advance is made. In the event that any Eligible Land used in calculating the Borrowing Base become ineligible, Bank may, at its option, and in its Permitted Discretion, re-calculate the Borrowing Base. At no time shall the aggregate outstanding Advances exceed the lesser of the Commitment and the Borrowing Base. If, at any time, the aggregate outstanding amount of Advances exceeds the lesser of the Borrowing Base or the Commitment, then Borrower shall pay promptly, but in any event within five (5) Business Days, such excess to Bank or shall provide such additional Eligible Land, satisfactory to Bank in its Permitted Discretion, so as to increase the Borrowing Base.

(b) Each request for an Advance shall be made in writing (including electronic mail) by a duly authorized officer of Borrower. Bank, in its discretion, may require that Borrower deliver a Draw Request duly executed by an authorized officer of Borrower. Bank is entitled to assume that any officer of Borrower delivering the written request for an Advance has been duly authorized to do so, and shall incur no liability to Borrower in acting upon any such assumption. In connection with any request for an Advance, Bank shall have the right, but not the obligation to conduct any preliminary due diligence reasonably desired by Bank at Borrower's expense. If Bank makes a preliminary determination that any of the conditions precedent set forth in Article III or elsewhere in this Agreement have not been satisfied, Borrower shall have no obligation to make the requested Advance.

(c) Bank shall have a period of five (5) Business Days following submission by Borrower of a written request for an Advance within which to review and approve, or not approve, Borrower's request to include any Land in the Borrowing Base as Eligible Land. If, within such five (5) Business Day period, Bank has not notified Borrower in writing that such Advance shall be made, then Bank shall be deemed to have not approved such Advance on the basis that such Advance would cause the outstanding principal balance of the Loan to exceed the lesser of the Borrowing Base and the Commitment.

Section 4.5 **Collateral Substitution**. Borrower shall have the ability to replace any Land subject to a Security Instrument with different Eligible Land (each a "**Substitute Collateral Property**"), subject to Bank's approval, and upon the satisfaction of each of the following conditions precedent:

(a) Borrower shall provide Bank with sixty (60) days written notice of Borrower's desire to replace any existing Land subject to a Security Instrument with a Substitute Collateral Property; and

(b) As of the date of Borrower's delivery of notice of request to exercise its option to replace Land subject to a Security Instrument with Substitute Collateral Property, no Default or Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c) The Substitute Collateral Property must be vested as a fee simple interest, free of liens and encumbrances (other than Permitted Encumbrances), in the name of an Obligor; and

(d) Subject to Section 4.10 and Section 8.3, Borrower shall execute or cause the execution of all documents required by Bank to create a security interest in the Substitute Collateral Property, including but not limited to, a Security Instrument in form and detail satisfactory to Bank with respect to such Substitute Collateral Property, and shall deliver to Bank, at Borrower's sole cost and expense any title

insurance and title endorsements obtained by such Obligor when such Substitute Collateral Property was acquired; and

(e) Borrower shall execute and deliver to Bank an environmental indemnity agreement in form and detail satisfactory to Bank with respect to such Substitute Collateral Property; and

(f) For each Substitute Collateral Property, Borrower shall provide to Bank insurance certificates or other evidence of coverage in form acceptable to Bank, with coverage amounts, deductibles, limits and retentions as required by Bank more particularly described in this Agreement; and

(g) Borrower shall make all representations, warranties and covenants set forth in this Agreement in connection with the Substitute Collateral Property; and

(h) At Bank's option and sole discretion, Bank shall have received, reviewed and approved a written appraisal for the Substitute Collateral Property prepared in conformance with the Bank's requirements, confirming to the satisfaction of Bank that the Loan is In Balance; and

(i) At Bank's option and sole discretion, Bank shall have received and approved updated environmental reports, environmental impact reports, entitlement information and any other information Bank deems necessary in connection with the Substitute Collateral Property; and

(j) At Bank's option and sole discretion, Bank shall have received and approved current financial statements from Borrower and Guarantor.

(k) For the avoidance of doubt, each Substitute Collateral Property approved by Bank will be included in the definition of "Land" as used herein.

Section 4.6 **Partial Release; Satisfaction or Release of Land**. Before the Maturity Date Bank shall, at Borrower's request, issue partial reconveyances, satisfactions or releases of the Security Instrument (each a "**Partial Release**") with respect to any Land (each, a "**Release Property**"); provided, however, that prior to or simultaneously with each such Partial Release each and every one of the following conditions shall be satisfied:

(a) No Default or Event of Default shall exist under the Loan Documents, nor would any occur as a result of any Partial Release, including without limitation, the failure of the Loan to be In Balance.

(b) Bank shall have received any and all sums then due and payable under the Loan Documents, and an amount equal to 125% of the portion of the Loan secured by the Release Property (as determined by Bank) under the applicable Security Instrument, together with all escrow, closing and recording costs, the costs of preparing and delivering such partial reconveyance, satisfaction or release and the cost of any title insurance endorsements required by Bank, including, without limitation, a partial reconveyance or release endorsement.

(c) In connection with this Section 4.6, Bank shall have the right, but not the obligation, to request and obtain from an appraiser acceptable to Bank at Borrower's sole cost and expense, an updated appraisal of the Released Property, which includes an opinion of value and supporting information reasonably acceptable to Bank. If such an appraisal is obtained, Borrower agrees to cooperate with any appraiser, allow access to the Release Property and provide copies of operating statements, plans and any other information reasonably requested by such appraiser. A copy of such updated appraisal shall be provided to Borrower upon completion.

(d) Neither the acceptance of any payment nor the issuance of any Partial Release by Bank shall affect Borrower's obligation to repay all amounts owing under the Loan Documents or under the lien of the Security Instrument on the remainder of the Land which is not reconveyed, satisfied or released.

Section 4.7 [reserved]

Section 4.8 **Loan in Balance**.

(a) Notwithstanding any provision of this Agreement to the contrary, Bank will have no obligation to make an Advance unless and until Borrower has provided Bank with evidence, acceptable to Bank, that the Loan is In Balance. For purposes of this Agreement, the term "**In Balance**" means that the aggregate outstanding principal balance of the Loan does not exceed the difference of: (i) fifty percent (50%) of the aggregate amount of consideration paid for the Eligible Land in Borrowing Base minus (ii) fifty percent (50%) of the aggregate total Lease payments collected by the Obligors pursuant to the then-effective lease for the property from the tenants in respect of such Eligible Land in the Borrowing Base.

(b) In the event that Bank or Borrower determines that the Loan is not In Balance prior to an Advance, it will notify the other party hereto of such determination, and Borrower must, within five (5) Business Days following demand made to Borrower by Bank, deposit with Bank funds equal to said insufficiency in order to return the Loan to an In Balance position, as determined by Bank or provide such additional Eligible Land, satisfactory to Bank in its Permitted Discretion, so as to return the Loan to In Balance position.

Section 4.9 [reserved]

Section 4.10 **Security Instrument**. Borrower shall cause a Security Instrument (or amendment thereto) to be executed and delivered to Bank that encumbers any real property acquired by an Obligor after the Closing Date. Any such Security Instrument (including without limitation the Security Instrument delivered on or before the Closing Date) shall be retained by Bank and not recorded unless an Event of Default occurs under this Agreement or any other Loan Document. In the event of any such recordation of any such Security Instrument, (i) At Bank's option and sole discretion, Bank may obtain updated environmental reports, environmental impact reports, entitlement information and any other reports and other documents and information Bank deems necessary in connection with the applicable real property, in each case at the sole expense of Borrower.

Section 4.11 **Waiver of Disbursement Condition**. Bank may in its discretion waive any condition to the funding of an Advance. Any waiver of any condition to the funding must be expressly made and signed by an authorized officer of Bank, and for any Advance made without such a signed waiver identifying the condition waived, such Advance will not be deemed to be a waiver of any unsatisfied condition to the funding. The approval of any Advance prior to fulfillment of one or more conditions thereof will not be construed as a waiver of any condition, and Bank reserves the right to require fulfillment of any and all conditions prior to approving any subsequent Advance.

Section 4.12 **All Advances Secured by Loan Documents**. It is expressly agreed that any Advances made by Bank in accordance with the terms of this Agreement, from time to time, for whatever purposes, no matter to whom made, will, as and when made, be deemed authorized by Borrower and will become and remain secured by the Loan Documents and considered part of the obligations secured thereby. These provisions will apply whether or not Bank is then obligated to approve any Advance, and whether or not Bank has approved an Advance, or a Default or an Event of Default has occurred.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants to Bank that:

Section 5.1 Borrower's and Guarantor's Formation and Powers.

(a) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Borrower has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, renovate, equip, own and operate, and lease the Eligible Land and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; all consents necessary to authorize the execution, delivery and performance of this Agreement and the other Loan Documents have been duly adopted and are in full force and effect; and this Agreement and the other Loan Documents have been duly executed and delivered by Borrower. Borrower uses no trade name other than its actual name.

(b) The Guarantors are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are organized, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Each Guarantor has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform its obligations under the Guaranties, the Indemnity and any other Loan Document to which it is a party; all consents necessary to authorize the execution, delivery and performance of the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly adopted and are in full force and effect; and the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly executed and delivered by Guarantor.

Section 5.2 Authority.

(a) The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which Borrower is a party have been duly authorized by all necessary action of the members, managers, or directors, as applicable, of Borrower, and do not and will not (i) require any additional consent or approval of the members of Borrower, (ii) violate any provision of any Laws (including Regulation U of the Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of Borrower's Governing Documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Borrower or any of its properties, except pursuant to the Loan Documents.

(b) The execution, delivery and performance by Guarantor of the Guaranties, the Indemnity and other Loan Documents to which Guarantor is a party have been duly authorized by all necessary action of the governors, managers, members, partners, shareholders, officers and directors, as applicable, of Guarantor, and do not and will not (i) require any additional consent or approval of the members of Guarantor, (ii) violate any provision of any Laws (including Regulation U of the Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor or of Guarantor's Governing Documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or

imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Guarantor or any of its properties, except pursuant to the Loan Documents.

Section 5.3 **No Approvals.** No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower or Guarantor of this Agreement, the Note, or any other Loan Documents to which Borrower or Guarantor is a party.

Section 5.4 **Legal and Valid Obligations.** This Agreement, the Note, the Indemnity, the Guaranties and the other Loan Documents to which Borrower or Guarantor is a party constitute the legal, valid and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor's rights generally and subject to limitations on the availability of equitable remedies.

Section 5.5 **Litigation.** There are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower or Guarantor) pending or, to the knowledge of Borrower, threatened against Borrower, Guarantor or affecting any of the Eligible Land or their respective other assets (if any), at law or in equity or before any Governmental Authority, domestic or foreign, which contests the validity or enforceability of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or as a result of which Borrower and/or Guarantor may become subject to any judgment or liability which if determined adversely to Borrower and/or Guarantor, would constitute a Material Adverse Change. Neither Borrower nor Guarantor is in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any Governmental Authority, domestic or foreign.

Section 5.6 **Title.** Each Guarantor has good, marketable and insurable fee simple title to the Land described in the Security Instruments delivered to Bank on or before the date of the initial Advance, and good title to the rest of the Project, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances. There are no construction, mechanics', materialman's or other similar Liens which have been filed for work, labor or materials affecting the Project which are or may be Liens prior to, or equal or subordinate to, the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, (i) interfere with the benefits of the security intended to be provided to Bank by Loan Documents, (ii) adversely affect the value of the Land or the Improvements, (iii) impair the use or intended operations of the Land or the Improvements, or (iv) impair Borrower's ability to pay its Obligations in a timely manner.

Section 5.7 **Defects and Hazards.** Borrower does not know of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including soils and groundwater contamination, earth movement or slippage) affecting the Land.

Section 5.8 **Payment of Taxes.**

(a) There have been filed all federal, state and local tax returns with respect to Borrower and Guarantor and its direct and indirect business operations which are required to be filed. Borrower and Guarantor have paid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due. Borrower knows of no proposed material tax assessment against Borrower or Guarantor, and neither Borrower nor Guarantor is obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of taxes owed by any other person or entity. All material tax liabilities are adequately provided for or reserved against on the books of Borrower and/or Guarantor, as appropriate.

(b) All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under Laws in connection with the transfer of the Project to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under Laws in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Instrument, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Project have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

Section 5.9 Agreements.

(a) Borrower's Governing Documents are in full force and effect and are free from any default on the part of Borrower. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party the effect of which default would constitute a Material Adverse Change as to Borrower.

(b) Each Guarantor is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority the effect of which default would constitute a Material Adverse Change as to such Guarantor. Each of Guarantor's Governing Documents are in full force and effect and are free from any default on the part of such Guarantor. Each Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Guarantor, is a party the effect of which default would constitute a Material Adverse Change as to such Guarantor.

Section 5.10 No Defaults under Loan Documents or Other Agreements. No Default or Event of Default has occurred, and no default or event of default exists under any other document to which Borrower is a party which relates to the ownership, occupancy, use, development, construction, renovation or management of the Project. Borrower is not in default in the payment of the principal or interest on any of its Indebtedness for borrowed money. Borrower is not obligated for the payment of any commission or other fee with respect to the purchase of the Land and Improvements, or if Borrower is so obligated, such commission or other fee has been paid in full.

Section 5.11 Closing Date Borrowing Base Certificate. The Borrowing Base Certificate attached hereto as Exhibit BB and made a part hereof by this reference (the "**Closing Date BB**"), reflects as of the date of the initial Advance, the Eligible Land, the relevant Subsidiaries that own each such parcel of Eligible Land, and the tenant in respect of each parcel of Eligible Land.

Section 5.12 [reserved]

Section 5.13 [reserved]

Section 5.14 Condemnation. No condemnation proceeding or moratorium is pending or threatened against the Land.

Section 5.15 [reserved]

Section 5.16 Loan in Balance. The Loan is In Balance in accordance with Section 4.8.

Section 5.17 **Federal Reserve Regulations.** No portion of the Loan hereunder will be used to purchase or carry any "margin stock" as defined in Regulation U of the Board or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. No portion of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board or any other regulation of the Board.

Section 5.18 **Investment Company Act.** Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

Section 5.19 **Unregistered Securities.** Borrower has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Change as to Borrower.

Section 5.20 **Accuracy of Information.**

(a) All factual information heretofore or herewith delivered by or on behalf of Borrower and Guarantor to Bank, including financial statements and other financial information, for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date. To the best of Borrower's knowledge, there has been no change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise result in a Material Adverse Change.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.21 **ERISA Compliance.** Borrower has not adopted a Pension Plan. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA. None of the assets of Borrower constitutes, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Neither Borrower nor any Related Party is a "governmental plan" within the meaning of Section 3(32) of ERISA. Transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

Section 5.22 **Consents.** To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Governmental Authority, domestic or foreign, are material to the present conduct of the business and operations of Borrower or are required for the acquisition, ownership, operation or maintenance by Borrower of properties it now owns, operates or maintains or the present conduct of its businesses and operations, such franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

Section 5.23 **Environmental Laws.** Except as specifically disclosed in the Environmental Report, Borrower: (a) has not received any notice or otherwise learned of any Environmental Liability

relating to the Land, the Equipment or the Improvements arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law, or (ii) the Release or threatened Release of any Hazardous Substance, or other substance into the environment; (b) has no knowledge of any threatened or actual liability in connection with the Release or threatened Release of any Hazardous Substance, or other substance into the environment relating to the Land, the Equipment or the Improvements; or (c) has not received any notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Substances into the environment. Borrower has not received any notice of any violation of any Environmental Laws relating to the Land, the Equipment or the Improvements.

Section 5.24 **Anti-Corruption Laws; Sanctions**. Borrower, Guarantor and their respective Subsidiaries and their respective officers and employees and to the knowledge of Borrower and Guarantor, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Borrower and Guarantor have implemented and maintain in effect for themselves and their respective Subsidiaries policies and procedures to ensure compliance by Borrower, Guarantor, their respective Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of Borrower, Guarantor, any of their respective Subsidiaries or of Borrower or Guarantor or any of their respective Subsidiaries is an individual or entity that is, or is fifty percent (50%) or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).

Section 5.25 **Subsidiaries.** Borrower's Subsidiaries are set forth in **Schedule 5.25**.

Section 5.26 **Leases.** Borrower has delivered Bank true, correct and complete copies of all Leases currently affecting the Eligible Land or the Improvements, or both, and there are no oral agreements with respect to any such Lease. Each Lease constitutes the legal, valid and binding obligation of an Obligor and the lessee thereunder, is in full force and effect and is enforceable in accordance with its terms. There are no defaults with respect to any such Leases.

Section 5.27 [reserved]

Section 5.28 [reserved]

Section 5.29 **Solvency.** Borrower and Guarantors are and will remain solvent after giving effect to all borrowings and guaranties contemplated in the Loan Documents.

Section 5.30 **Ownership and Control of Borrower.** As of the Closing Date, the direct and indirect owners of Borrower are set forth on **Schedule 5.30** attached hereto.

Section 5.31 **Brokers**. Neither Borrower nor any Affiliate, director or officer of Borrower has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.

Section 5.32 **Use of Loan Proceeds.** The proceeds of the Loan (i) may be used to acquire additional real property or to finance additional real property improvements with cash, and (ii) up to $2.5 million can be used for other general business purposes.

Section 5.33 **FIRPTA**. Neither Borrower, Guarantor nor any Related Party nor any holder of any legal or beneficial interest therein is held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the Code Sections 897, 1445, or 7701, the Foreign Investments in Real Property Act of 1980, the International Investment and Trade Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE V (EXCLUDING, AFTER THE CLOSING DATE, THE REPRESENTATION AND WARRANTY SET FORTH IN SECTION 5.20(B)) AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS, WILL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER AT THE TIME (1) OF EACH REQUEST BY BORROWER FOR AN ADVANCE OF LOAN PROCEEDS AND (2) OF EACH ADVANCE OF THE LOAN PROCEEDS.

ARTICLE VI

COVENANTS OF BORROWER

While this Agreement is in effect, and until Bank has been paid in full the principal of and interest on all Advances, and all other sums, made by Bank hereunder and under the other Loan Documents, Borrower agrees to comply with, observe and keep the following covenants and agreements:

Section 6.1 **Responsibility for Improvements**.

(a) Borrower must expeditiously complete and fully pay for the construction of the each Project in a good and workmanlike manner and in accordance with the plans therefor, and in compliance with all applicable Governmental Requirements, and any covenants, conditions, restrictions and reservations applicable thereto.

(b) Borrower must correct or cause to be corrected, within a time period required by Bank from time to time: (i) any defect in the Improvements, (ii) any encroachment by any part of the Improvements or any other structure located on the Land on any building line, easement, property line or restricted area.

Section 6.2 [reserved]

Section 6.3 **Balancing the Loan**. Borrower must furnish to Bank, if requested by Bank prior to Bank making an Advance, satisfactory evidence that the Loan is In Balance.

Section 6.4 **Title to the Property**. Borrower will warrant and defend the validity and priority of the Liens of the Security Instrument on the Project against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

Section 6.5 **Using Loan Proceeds.**

(a) Subject to the terms and conditions of Article IV, Borrower must use the Advances solely (i) to acquire additional real property or to finance additional real property improvements with cash, and (ii) up to $2.5 million for other general business purposes.

(b) Borrower will not request any Advance, and will not use, and Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use, the proceeds of any Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Borrower will not, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).

Section 6.6 **Keeping of Records.** Borrower must set up and maintain accurate and complete books, accounts and records pertaining to the Project in a manner reasonably acceptable to Bank. Borrower will permit representatives of Bank to have free access to and to inspect and copy such books, records and contracts of Borrower and to inspect the Project and to discuss Borrower's affairs, finances and accounts with any of its principal officers, all at such times and as often as may reasonably be requested. Any such inspection by Bank is for the sole benefit and protection of Bank, and Bank has no obligation to disclose the results thereof to Borrower or to any third party.

Section 6.7 [reserved]

Section 6.8 [reserved]

Section 6.9 **Maintaining Insurance Coverage; Waiver of Subrogation.** Borrower must maintain, or cause to be maintained, in full force and effect (and must deliver to Bank copies of), insurance coverages in form and substance reasonably satisfactory to Bank. Borrower hereby waives all rights of subrogation on behalf of itself and any of its insurers regarding any and all claims which Borrower is required to insure against in this Agreement.

Section 6.10 **Transferring, Conveying or Encumbering the Land, Equipment, Improvements or Interests in Borrower; Change of Control.**

(a) Borrower may not voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit, without, in each instance, the prior written consent of Bank: (i) any sale, transfer, lease, pledge or conveyance of any interest of Borrower, legal or equitable, in the Land, the Improvements or the Equipment; (ii) any Change of Control to occur; or (iii) any mortgage, pledge, encumbrance or Liens to be outstanding against the Land, the Improvements or the Equipment or any portion thereof, or any security interest to exist therein, except (A) as created by the Security Instrument and the other Loan Documents which secure the Note, and (B) Permitted Encumbrances. Consent by Bank to one transfer will not be deemed to be a waiver of the right to require consent to future or successive transfers.

(b) No transfer, conveyance, lease, sale or other disposition will relieve Borrower from personal liability for its obligations hereunder or under the Note, whether or not the transferee assumes the Security Instrument. Bank may, without notice to Borrower, deal with any successor owner of all or any portion of the Land, the Improvements or the Equipment in the same manner as with Borrower, without in any way discharging the liability of Borrower hereunder or under the Note.

Section 6.11 **Complying with the Loan Documents and Other Documents.** Borrower must comply with and perform all of its obligations under the Loan Documents, and under all other contracts and agreements to which Borrower is a party relating to the ownership, occupancy, use development,

construction, renovation or management of the Project, and must comply with all requests by Bank which are consistent with the terms thereof.

Section 6.12 **Updated Appraisals**. Borrower agrees that Bank has the right to obtain at any time and from time to time an updated appraisal of any or all of the Project prepared by an appraiser acceptable to Bank. Borrower will pay for each such updated appraisal if: (a) a Default or Event of Default has occurred, (b) such updated appraisal is required by the current banking laws or regulations, (c) Bank determines in its Permitted Discretion that such an updated appraisal is required in connection with confirming Borrower's compliance with the Loan to Value Requirement or the calculation of the Borrowing Base, or (d) Bank determines in its Permitted Discretion that such an updated appraisal is required in connection with any casualty or condemnation affecting the Project or a portion thereof, or that the Project is financially impaired. Borrower must cooperate with Bank and the appraiser in obtaining the necessary information to prepare each such updated appraisal, and, if Borrower is required to pay for each such updated appraisal, Borrower must reimburse Bank for each such updated appraisal within 15 days of Borrower's receipt of an invoice from Bank.

Section 6.13 **Inspections**. Borrower agrees that Bank and other consultants as Bank may require and their representatives will have access to the Project at all reasonable times and will have the right to enter the Project and to conduct such inspections thereof as they deem necessary or desirable for the protection of Bank's interests.

Section 6.14 [reserved]

Section 6.15 **Debt Service Coverage Ratio**. Throughout the term of the Loan, Borrower must maintain Debt Service Coverage Ratio equal to or greater than 2.00 to 1.00 at all times.

Section 6.16 **Reporting Requirements**.

(a) Borrower must deliver and, as appropriate, cause Guarantor to deliver to Bank the following:

REPORTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
1. Borrower	Certificate in form and substance acceptable to Bank calculating the Borrowing Base, certified by the CFO or other authorized individual, of Borrower (each a "**Borrowing Base Certificate**"), attaching, among other things, accounts receivable and accounts payable agings.	Within 30 days of the end of each month during the term of the Loan
2. Borrower	Annual financial statements in form and substance acceptable to Bank with respect to any tenant of an Obligor whose capital stock is not traded on a nationally recognized exchange, and good standing certificates for all such tenants.	Within 75 days of the end of each Fiscal Year during the term of the Loan
3. Borrower	Copies of valid licenses required hereunder with respect to each tenant on the Land.	Within 30 days of the expiration of any such license

REPORTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
4. Borrower	Good standing certificates delivered by the Secretary of State (or equivalent) of the state in which each tenant on the Land is organized	Within 30 days of the end of each Fiscal Year during the term of the Loan
5. Borrower	Certificate in form and substance satisfactory to Bank demonstrating Borrower's compliance with Section 6.14 and that the Loan is In Balance certified by the CFO of Borrower (each a "Compliance Certificate")	Within 45 days of the end of each calendar quarter during the term of the Loan
6. Borrower	True, correct and complete copies of all investment memoranda used by an Obligor in connection with any Land.	Within 15 days of receipt of a final draft of any such investment memorandum

(b) From time to time, with reasonable promptness, Borrower must, and will cause Guarantor to, deliver (i) to Bank such further information regarding the business, affairs and financial condition of Borrower or any Guarantor as Bank may reasonably request; (ii) information and documentation reasonably requested by Bank for purposes of compliance with applicable "know your customer" requirements under the PATRIOT Act or other applicable anti-money laundering laws; and (iii) on or promptly after any time at which Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to Bank.

Section 6.17 **Taxes and Claims.** Borrower must pay and discharge all taxes, when due, assessments and other governmental charges upon the Improvements, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Improvements; *provided, however*, that Borrower may contest the amount, validity and/or applicability of any of the foregoing which is being contested in good faith and by proper proceedings, and in strict accordance with the terms of the Security Instrument.

Section 6.18 **Maintain Existence.** Borrower will preserve and maintain, and cause each Guarantor to preserve and maintain, its existence, rights and privileges in the jurisdiction of its organization and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of its business and operations. Neither Borrower nor any Guarantor may (a) amend, restate or otherwise modify Borrower's Governing Documents or Guarantor's Governing Documents, as applicable, or (b) convert or otherwise change its organizational structure, in each case without the prior written consent of Bank.

Section 6.19 **Compliance with Governmental Requirements.** Borrower must promptly and faithfully comply with, conform to and obey all present and future Governmental Requirements; *provided, however*, that Borrower will have the ability to contest any alleged failure to conform to or comply with such Governmental Requirements so long as such obligations are diligently contested by appropriate proceedings pursued in good faith and any penalties or other adverse effect of its nonperformance are stayed or otherwise not in effect, or a cash escrow deposit equal to all such contested payments and potential penalties or other charges is established with Bank, as determined by Bank in its discretion.

Section 6.20 **Notice.** Borrower must give prompt written notice to Bank of: (a) any action or proceeding instituted by or against Borrower, any Guarantor, or any property of Borrower or Guarantor, in any federal or state court or before or by any commission or other regulatory body, federal, state or local, or any such proceedings threatened against Borrower, any Guarantor, or any property of Borrower or

Guarantor, which could reasonably be expected to cause a Material Adverse Change, (b) any Default or Event of Default, within five Business Days after the occurrence of any such Default or Event of Default, describing the same and stating the date of commencement thereof, what action Borrower proposes to take with respect thereto, and the estimated date, if known, on which such action will be taken, (c) all litigation and other proceedings against Borrower in which the amount sought to be recovered exceeds $100,000, or any Guarantor in which the amount sought to be recovered exceeds $100,000, except in cases when the claim is covered by insurance and the insurance company has agreed to assume the defense of the claim, (d) all proceedings before any Governmental Authority affecting Borrower, any Guarantor, or any property of Borrower or Guarantor, which, if adversely determined, would constitute a Material Adverse Change as to such party, and (e) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 6.21 **No Other Debt.** Borrower will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, (b) unsecured trade payables incurred in the ordinary course of business which (i) are not evidenced by a note, and (ii) are outstanding not more than ninety (90) days past the date incurred, and (c) the debt set forth in **Schedule 6.21** including any Permitted Refinancing of the same.

Section 6.22 **Merger and Consolidation.** Borrower may not merge or consolidate into any Person or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.

Section 6.23 **Loss of Note or other Loan Documents.** Upon notice from Bank of the loss, theft, or destruction of the Note and if requested by Borrower upon receipt of an affidavit of lost note and an indemnity from Bank in the form customarily given by institutional lenders, or in the case of mutilation of a Note, upon surrender of such mutilated Note, Borrower must make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrower agrees to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

Section 6.24 **Project Accounts.** Borrower must maintain all Project related operating accounts with Bank.

Section 6.25 **Fees and Expenses**. Borrower must pay all costs and expenses of Bank and Borrower in connection with the Project, the preparation, review and negotiation of the Loan Documents and the making, underwriting, due diligence, closing, administration, review, amendment, modification, extension, repayment and/or transfer and/or distribution (including via DebtX and any other internet service selected by Bank) of the Loan and the Loan Documents, including the reasonable and documented fees and expenses of Bank's attorneys, the fees for Bank's internal review of any appraisals of the Project and any subsequent updates or additional appraisals, the fees for Bank's internal review of the Environmental Report and/or any subsequent environmental report or up-date thereto, the reasonable and documented fees of Bank's other consultants, the fees associated with the review of the insurance policies and coverages both in connection with the closing and throughout the term of the Loan, appraisal fees, costs of environmental studies and reports, title insurance costs, travel costs and expenses, the cost of any loan brokerage fees, disbursement and advance costs and expenses, the cost of any credit and/or audit investigations (including any Troy reports), recording costs and fees, and all other reasonable and documented costs and expenses payable to third parties incurred by Bank or Borrower in connection with the Loan. Such costs and expenses must be so paid by Borrower whether or not the Loan is fully advanced or disbursed. Borrower agrees to pay and reimburse Bank upon demand for all expenses paid or incurred by Bank (including reasonable and documented fees and expenses of legal counsel) in connection with the collection and enforcement of the Loan Documents, or any of them, or for Bank to respond to subpoenas from third parties in relation to the

Loan. Borrower agrees to pay, and save Bank harmless from all liability for, any mortgage registration, mortgage recording, transfer, recording, stamp, like tax or other charge due to any governmental entity, which may be payable with respect to the execution or delivery of the Loan Documents. Borrower agrees to indemnify Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making the Loan or disbursing the proceeds thereof except for losses or expenses caused by Bank, gross negligence or willful misconduct. The obligations of Borrower under this Section will survive termination of this Agreement.

Section 6.26 **Limitations on Distributions and Other Restricted Payments.** Borrower shall not make any distribution or other Restricted Payment to any Person that is not an Obligor in any calendar quarter unless (a) Borrower has delivered a Compliance Certificate to Bank with respect to such calendar quarter, (b) either (y) such distributions or other Restricted Payments are less than or equal to fifty percent (50%) of Net Operating Income for such calendar quarter or (z) such distribution to Power REIT is in respect of a Real Property Investment to be made by one of Power REIT's Subsidiaries that is not a Loan Party, and (c) no Default or Event of Default exists immediately before making such distribution or other Restricted Payment, and no Default or Event of Default would occur as a result of making such distribution or other Restricted Payment.

Section 6.27 **Permits, Approvals and Licenses.** Borrower must promptly obtain and comply with all necessary licenses, permits and approvals from and, must satisfy within any applicable time periods required by or specified in any Governmental Requirements, the requirements of, all governmental entities necessary to operate the Improvements and must promptly deliver the same to Bank upon its written request.

Section 6.28 **Compliance with Laws; Anti-Money Laundering Laws**.

(a) Borrower and Guarantor will, and will cause their respective Subsidiaries to, comply in all material respects with all Laws to which it may be subject including Environmental Laws, Anti-Corruption Laws and applicable Sanctions. Borrower and Guarantor will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, Guarantor, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, the Project for any business activity that violates any Law.

(b) Borrower and Guarantor will, and will cause their respective Subsidiaries and Affiliates to, provide such information and take such actions as are reasonably requested by Bank in order to assist Bank in maintaining compliance with any anti-money laundering laws.

Section 6.29 [reserved]

Section 6.30 **Leases.** Borrower (a) may not enter into any Lease that has not been approved in writing by Bank; (b) may not amend or modify any Lease unless Bank has given its prior written consent thereto; (c) will deliver to Bank fully-executed copies of each Lease, and any amendment or modification of each Lease; (d) must comply in all respects with the terms, covenants, agreements, conditions and requirements of each Lease, as, when and in the manner required thereby, (e) must enforce the terms, covenants, agreements, conditions and requirements contained in each Lease upon the part of the tenants thereunder to be observed or performed, provided, however, that Borrower will not terminate or accept a surrender of a Lease without Bank's prior written approval; (f) must promptly notify Bank when Borrower receives notice of any default by Borrower as landlord under any Lease; (g) will not collect any of the rents more than one (1) month in advance; (h) will not execute any assignment of the landlord's interest in the Leases except as contemplated by the Loan Documents; (i) will, upon Bank's request, execute and deliver all further assurances, confirmations and assignments in connection with the Leases as Bank may

reasonably require from time to time; and (j) will not enter into a ground lease of any portion of the Land, without Bank's prior written approval.

Section 6.31 **Single Purpose Entity Provisions.** Borrower's sole business purpose must be to own the equity interests in each Guarantor. Each Guarantors' sole business purpose must be to own and operate the real property in which it holds a fee simple interest.

Section 6.32 [reserved]

Section 6.33 [reserved]

Section 6.34 **Personal Property.** All of the Equipment must be kept free and clear of all Liens, encumbrances and Security Interests, except Permitted Encumbrances and those in favor of Bank in connection with the Loan. So long as no Event of Default exists, Borrower may sell or otherwise dispose of the Equipment when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Land and the Improvements, but, if material to the operation of the Land and the Improvements, only upon replacing the same with other Equipment comparable in value and utility to the Equipment that is disposed if needed for the operation of the Land and the Improvements. Borrower will deliver to Bank from time to time, within ten (10) days of Bank's request therefore, a list of all Equipment then in existence.

Section 6.35 **Further Assurances.** Borrower must, at Borrower's sole cost and expense: (a) execute and deliver to Bank such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Bank may reasonably require; (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Bank reasonably requires from time to time; and (c) cause each Contractor as specified by Bank in its discretion from time to time to execute and deliver a Contractor Agreement, each of which must be in form and substance acceptable to Bank. In the event a new direct or indirect Subsidiary of Borrower is formed, Borrower shall promptly, but in any event within 15 days of such Subsidiary's formation, cause such Subsidiary to become a Guarantor hereunder and Borrower shall deliver or cause the applicable new Subsidiary to be deliver to Bank, a Guaranty, Security Instruments, and such other documents, instruments, certificates, assignments and other writings, and do such other acts as requested by Bank.

Section 6.36 **Subordination Agreements; Bank and Borrower Estoppel Statements.**

(a) Borrower must deliver to Bank, upon request, an estoppel certificate and/or subordination agreements from each tenant under any Lease.

(b) After request by Bank, Borrower must within 10 Business Days furnish Bank with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the then current Loan Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Loan, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(c) After request by Borrower, Bank must within 10 Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the then current Loan Rate, (iii) the date installments of interest and/or principal were last paid and (iv) whether or

not Bank has sent any notice of default under the Loan Documents which remains uncured in the opinion of Bank.

Section 6.37 **Debt Cancellation.** Borrower may not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for reasonably equivalent value and in the ordinary course of Borrower's business or otherwise in Borrower's reasonable business judgment.

Section 6.38 [reserved]

Section 6.39 **ERISA Compliance**. Borrower will not adopt a Pension Plan. At all times while the Obligations are outstanding, (i) Borrower will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of Borrower will constitute, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

Section 6.40 **Loan to Value Ratio; Remargining.** Throughout the term of the Loan and following the occurrence of an Event of Default, Borrower shall comply with the Loan To Value Requirement. In the event that Bank obtains an appraisal that shows that the outstanding balance of the Loan exceeds the Loan to Value Requirement and an Event of Default has occurred and is continuing, Borrower agrees to prepay within 10 days after written notice from Bank to Borrower such amount of principal necessary to bring the Loan into compliance with the Loan to Value Requirement, along with any and all other costs and expenses which Borrower is required to pay in connection with a prepayment of the Loan, which prepayment will be applied in accordance with Section 2.4.

ARTICLE VII

COVENANTS REGARDING REQUIRED ACCOUNTS; SECURITY AGREEMENT

During the term of the Loan, Borrower will maintain the following accounts ("**Required Accounts**"):

Section 7.1 [reserved]

Section 7.2 [reserved]

Section 7.3 [reserved]

Section 7.4 **Operating Account**. Borrower must to open and maintain, and cause each Subsidiary to open and maintain at Bank, the Operating Account(s) for in respect of the Eligible Land and related Leases. Borrower must at all times deposit, or cause to be deposited, in each case, promptly but in any event within two (2) Business Days of receipt thereof, all gross revenues from the Eligible Land into the Operating Account. Withdrawals by Borrower, or the applicable Subsidiary, from such Operating Account may be made if no Event of Default exists. In addition, Borrower shall maintain, and shall cause each Subsidiary to maintain, its primary business depository relationship with Bank, including general operating and administrative deposit accounts and cash management services.

Section 7.5 [reserved]

Section 7.6 **Security Agreement for Required Accounts**. Borrower will open and maintain at Bank, and cause each Subsidiary to open and maintain, at Bank the Required Accounts under the terms and conditions set forth above together with any successor accounts and all subaccounts of any of the foregoing. Borrower hereby grants to Bank a first lien security interest in each of the Required Accounts and such other accounts described in the preceding sentence, whether now existing or hereafter established, and all funds from time to time on deposit therein. Borrower will maintain, and cause each Subsidiary to maintain, each Required Account free and clear of any claim, lien or other encumbrance other than the security interest granted to Bank hereunder. The parties acknowledge and agree that each of the Required Accounts is a "deposit account" within the meaning of Section 9-104 of the UCC. Bank will at all times have "control" of the Required Accounts and all assets now or hereafter credited thereto within the meaning of Section 9-106 of the UCC or Section 9-104(a) of the UCC for purposes of maintaining its first and prior perfected security interest therein.

ARTICLE VIII

DEFAULTS

Section 8.1 **Events of Default.** Any of the following events constitutes an Event of Default under this Agreement (each an "**Event of Default**"):

(a) Borrower defaults in any payment of principal due according to the terms of this Agreement or of the Note and such default continues for a period of three (3) days;

(b) Borrower defaults in the payment of interest due according to the terms of this Agreement or of the Note, or of fees or other amounts payable to Bank hereunder or under any other document other than as set forth in Section 8.1(a), and such default continues unremedied for a period of three (3) days after notice from Bank to Borrower thereof, provided, however, there is not any right to notice or cure under any Guaranty;

(c) A default occurs in the performance of Borrower's obligations in any of Sections 6.3, 6.5, 6.10, 6.11, 6.15, 6.16, 6.18, 6.20, 6.21, 6.22, 6.24, 6.26, 6.27, 6.28, 6.30, 6.31, 6.39 and 6.40;

(d) Borrower defaults in the performance or observance of any agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement or any other Loan Document, other than a default described elsewhere in this Section 8.1, and such default continues unremedied for a period of thirty (30) days after notice from Bank to Borrower thereof *provided that*, if a cure cannot reasonably be effected within such 30-day period and so long as Borrower commences a cure within ten (10) days after receipt of such notice and thereafter diligently and expeditiously proceeds to cure such Default to completion, then such 30-day period will be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such extension not to exceed sixty (60) days; and *provided further, however*, that notwithstanding the 30-day cure period or 60-day extended cure period described above in this subparagraph (d), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision controls, and Borrower will have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach;

(e) Any representation or warranty made by Borrower in this Agreement or by Borrower or an Affiliate, or a Guarantor, if made in connection with the Loan, in any of the other Loan Documents, or in any certificate or document delivered under the terms of this Agreement or in connection with the Loan, is untrue, incomplete or misleading in any material respect when made or deemed made or restated hereunder;

(f) Borrower, Guarantor and/or any other obligor to Bank under any Loan Document is in default under any term, covenant or condition of the Note or of any of the other Loan Documents to which Borrower, Guarantor and/or such obligor, as applicable, is a party, other than a default described elsewhere in this Section 8.1, after the expiration of any notice or grace period, if any, provided therein;

(g) [reserved];

(h) Any of Borrower, any Guarantor or an Affiliate of either, commits an act of bankruptcy; or applies for, consents to or permits the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or generally fails to, or admits in writing its inability to, pay its debts as they mature; or makes a general assignment for the benefit of creditors or is adjudicated bankrupt or insolvent; or takes other similar action for the benefit or protection of its creditors; or gives notice to any governmental body of insolvency of pending insolvency or suspension of operations; or files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or takes advantage of any dissolution, liquidation or other Debtor Relief Law or statute; or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or is dissolved, liquidated, terminated or merged; or effects a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian is appointed for it or for any of its property or assets and is not discharged within 60 days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within 60 days after the date of its filing;

(i) Any of Borrower, or any Guarantor or an Affiliate of either dissolves, terminates or winds-up or consolidates or merges with any other Person;

(j) Bank determines that the Loan is not In Balance and Borrower fails to take the curative action within the time period set forth herein;

(k) Bank determines that the aggregate outstanding principal balance of the Loan exceeds the Borrowing Base and Borrower fails to pay to Bank, within three (3) Business Days following demand, sufficient funds to reduce the outstanding principal balance of the Loan to no greater than the Borrowing Base or provide replacement collateral, satisfactory to Bank in its Permitted Discretion, to bring the Loan back In Balance;

(l) (i) A default occurs under any Indebtedness of Borrower, (ii) a default occurs under any Indebtedness established by Bank or its Subsidiary or Affiliate in favor of Guarantor, (iii) a default occurs under any other Indebtedness of Guarantor when the total amount of such Indebtedness (not just the default payment) exceeds $250,000, or (iv) the entry of a judgment against Borrower or Guarantor which is not discharged or bonded over pending appeal within a period of thirty (30) days, even if such judgment is for less than $250,000.00;

(m) Any Guarantor for any reason contests, repudiates or purports to revoke any Guaranty or the Indemnity, or any Guaranty or the Indemnity at any time and for any reason ceases to be in full force and effect; or

(n) A default occurs under any Lease which is not cured within any applicable cure periods and such default is reasonably likely to result in a Material Adverse Change.

Section 8.2 **Rights and Remedies.** Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Bank (provided that Bank has no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver),

Bank may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a) Make one or more Advances without obligation or liability to make any subsequent Advance;

(b) Suspend or terminate the obligation of Bank to make Advances without notice to Borrower, *provided, however,* that if an Event of Default occurs under Section 8.1(h), Bank's obligation to make Advances to Borrower will immediately and automatically terminate without any action of Bank and without notice to or demand on Borrower, *provided further, however,* that these remedies do not limit or restrict Bank's right to suspend making Advances if a Default occurs;

(c) Declare that the Commitment is terminated whereupon the Commitment is terminated;

(d) Declare the entire unpaid principal balance of the Note to be immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower, *provided, however,* that if an Event of Default occurs under Section 8.1(h), such amounts will become immediately and automatically due and payable without any action of Bank and without notice to or demand on Borrower;

(e) Exercise any or all remedies specified herein and in the other Loan Documents against Borrower, Guarantor and/or any other party to the Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Security Instrument, and/or any other remedies which it may have therefor at law, in equity or under statute;

(f) Cure the Event of Default on behalf of Borrower, and, in doing so, enter upon the Project, and expend such sums as it may deem desirable, including reasonable attorneys' fees, all of which will be deemed to be Advances hereunder, even though it may cause the Loan to exceed the face amount of the Note, will bear interest at the Default Rate provided herein and will be payable by Borrower on demand;

(g) Declare an Event of Default under any agreement to which Bank and Borrower are parties, whether or not such agreement concerns the transactions contemplated by this Agreement, and effectuate any remedies provided for in such agreement; and/or

(h) From and after the occurrence of an Event of Default and during the continuance thereof, Bank shall have the exclusive right to (a) receive and enforce the Leases and all amounts payable thereunder, (b) exercise the Borrower's decision-making authority as landlord thereunder, and (c) collect all payments and recoveries thereon and all proceeds thereof, to be applied by Bank to payment of the Obligations in accordance herewith. Bank's rights hereunder shall include, from and after the occurrence of an Event of Default and only during the continuance thereof, the exclusive right to collect and receive all payments, proceeds, and recoveries under and with respect to the Leases, including, without limitation, the exclusive right to enforce the provisions of the Leases in any manner Bank shall determine to be necessary or appropriate, including, without limitation, by judicial action or nonjudicial proceedings, and to otherwise bill for and account to Borrower for any and all payments, proceeds, and recoveries thereon as herein provided. Notwithstanding the foregoing, Borrower, alone, and not Bank, shall be obligated to fulfill all of the monetary and non-monetary obligations of the landlord under the Leases.

Section 8.3 Springing Liens. In accordance with Section 4.10, upon the occurrence of an Event of Default, Bank may, upon written notice to Borrower, in its sole discretion, file or record Security Instruments covering the Land; it being understood and agreed that neither Borrower nor Bank will file or record any Security Instrument with respect to the Land until the occurrence of an Event of Default.

Section 8.4 **Rights to Cure Defaults and Protection of Collateral.** After the occurrence of any Default or Event of Default, Bank may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any Obligations, make any payment or do any act required of Borrower hereunder or in the other Loan Documents with respect to any Obligations, which payment or action on the part of Bank will be in such manner and to such extent as Bank, in its discretion, deem necessary to protect the Collateral. Bank is authorized to enter upon the Project for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Project or to foreclose the Security Instrument or to collect the Obligations, and the cost and expense thereof (including reasonable attorneys' fees and expenses to the extent permitted by law), with interest as provided in this Section 8.4, will be an Advance (even if the Commitment is exceeded) and will be due and payable to Bank upon demand. All such costs and expenses incurred by Bank in remedying any Default or Event of Default or in appearing in, defending, or bringing any such action or proceeding will bear interest at the Default Rate, for the period beginning on the first day that such cost or expense was incurred and continuing until the date of payment to Bank. All such costs and expenses incurred by Bank, together with interest thereon calculated at the Default Rate, will constitute a portion of the Loan and to be secured by the Security Instrument and the other Loan Documents and are immediately due and payable upon demand by Bank therefor. Any payments made by Bank, or costs or expenses incurred by Bank, under this Section 8.4, will correspondingly reduce the amount of the Commitment to the extent that the Commitment is not already fully advanced.

Section 8.5 **Acceptance of a Cure**. Bank may accept a cure of an Event of Default from time to time in its discretion but without any obligation whatsoever to do so. Borrower will only be entitled to rely on such an acceptance if Bank expressly states, in writing, that it has accepted such a cure. If Bank accepts a cure of an Event of Default, and no other uncured Event of Default is then continuing, then Bank may agree in its discretion, but without any obligation to do so, to treat any provision in this Agreement or in any other Loan Document as if no Event of Default had ever occurred.

Section 8.6 **Acceptance of Payments**. Borrower agrees that if Borrower makes a tender of a payment but does not simultaneously tender payment of any late charge, Default Rate interest, or other amount then due and owing by Borrower under this Agreement or the other Loan Documents, and such payment is accepted by Bank, with or without protest, such acceptance will not constitute any waiver of Bank's rights to receive such amounts. Furthermore, if Bank accepts any payment from Borrower or any Guarantor after a Default or Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Default or Event of Default. Any waiver or satisfaction of a Default or Event of Default must be evidenced by an express writing of Bank.

ARTICLE IX

MISCELLANEOUS

Section 9.1 **General Indemnities.** Borrower hereby agrees to indemnify, defend and hold harmless Bank and its Affiliates, directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not Bank or any Affiliate is a party thereto, settlement costs and in-house and outside reasonable and documented attorney's fees and expenses) (collectively, "**Losses**") which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Borrower or any of its Subsidiaries, any environmental liability related in any way to Borrower or any of its Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any of its Subsidiaries, or the direct or indirect

application or proposed application of the Loan proceeds, except to the extent that such Losses are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. Borrower also hereby agrees to indemnify, defend and hold Bank and its Affiliates, directors, officers and employees, agents and advisors harmless against any Losses which any of them may pay or incur arising out of or relating to any claim or claims made by any Person, including any broker or agent, that they are or may be entitled to a commission or other form of compensation in connection with the securing of or making of the Loan. The obligations of Borrower under this Section 9.1 will survive the termination of this Agreement.

Section 9.2 **Binding Effect; Waivers; Cumulative Rights and Remedies.** The provisions of this Agreement inure to the benefit of and are binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; *provided, however*, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Bank. No delay on the part of Bank in exercising any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which will be continuing. The rights and remedies of Bank specified in this Agreement are in addition to, and not exclusive of, any other rights and remedies which Bank would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Bank's rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

Section 9.3 **Incorporation By Reference.** Borrower agrees that the Note and the other Loan Documents are made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth in and made a part of the Note and the other Loan Documents.

Section 9.4 **Survival.** All agreements, representations and warranties made in this Agreement survive the execution of this Agreement, the making of the Advances by Bank, and the execution of the other Loan Documents, and will continue until Bank receives payment in full of all Obligations of Borrower incurred under this Agreement and under the other Loan Documents.

Section 9.5 **Governing Law; Waiver of Jury Trial; Jurisdiction; Judicial Reference.**

(a) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b) TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE

STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF BANK TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(c) **JUDICIAL REFERENCE.**

(i) **ALL DISPUTES, CLAIMS AND CONTROVERSIES ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (INDIVIDUALLY, A "DISPUTE") THAT ARE BROUGHT BEFORE A FORUM IN WHICH PRE-DISPUTE WAIVERS OF THE RIGHT TO TRIAL BY JURY ARE INVALID UNDER APPLICABLE LAW SHALL BE SUBJECT TO THE TERMS OF THIS SECTION.**

(ii) **ANY AND ALL DISPUTES SHALL BE HEARD BY A REFEREE AND RESOLVED BY JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE ("CCCP") §§ 638 ET SEQ.**

(iii) **THE REFEREE SHALL BE A RETIRED CALIFORNIA STATE COURT JUDGE. THE PARTIES TO THE APPLICABLE DISPUTE (THE "PARTIES") SHALL NOT SEEK TO APPOINT A REFEREE THAT MAY BE DISQUALIFIED PURSUANT TO CCCP § 641 OR § 641.2 WITHOUT THE PRIOR WRITTEN CONSENT OF ALL PARTIES. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN 10 CALENDAR DAYS AFTER ONE PARTY SERVES A WRITTEN NOTICE OF INTENT FOR JUDICIAL REFERENCE UPON THE OTHER PARTIES, THEN THE REFEREE WILL BE SELECTED BY THE COURT IN ACCORDANCE WITH CCCP § 640(B).**

(iv) **THE REFEREE SHALL RENDER A WRITTEN STATEMENT OF DECISION AND SHALL CONDUCT THE PROCEEDINGS IN ACCORDANCE WITH THE CCCP, THE RULES OF COURT, AND THE CALIFORNIA EVIDENCE CODE, EXCEPT AS OTHERWISE SPECIFICALLY AGREED BY THE PARTIES AND APPROVED BY THE REFEREE. THE REFEREE'S STATEMENT OF DECISION SHALL SET FORTH FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE DECISION OF THE REFEREE SHALL BE ENTERED AS A JUDGMENT IN THE COURT IN ACCORDANCE WITH CCCP § 644 AND § 645. THE DECISION OF THE REFEREE SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT.**

(v) **NOTHING IN THIS SECTION SHALL PRECLUDE THE PARTIES FROM EXERCISING, EITHER ALONE OR IN CONNECTION WITH A DISPUTE, OTHER**

RIGHTS AND REMEDIES AT LAW OR EQUITY AND UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (A) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE GRANTED IN THE LOAN DOCUMENTS OR UNDER APPLICABLE LAW OR BY JUDICIAL FORECLOSURE AND SALE, INCLUDING A PROCEEDING TO CONFIRM THE SALE, (B) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF PROPERTY AND COLLECTION OF RENTS, SETOFF, AND PEACEFUL POSSESSION OF PROPERTY, (C) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND IN FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING, AND (D) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. PRESERVATION OF THESE REMEDIES DOES NOT LIMIT THE POWER OF A JUDICIAL REFEREE TO GRANT SIMILAR REMEDIES THAT MAY BE REQUESTED BY A PARTY IN A DISPUTE. NO PROVISION IN THE LOAN DOCUMENTS REGARDING SUBMISSION TO JURISDICTION AND/OR VENUE IN ANY COURT IS INTENDED OR SHALL BE CONSTRUED TO BE IN DEROGATION OF THE PROVISIONS IN ANY LOAN DOCUMENT FOR JUDICIAL REFERENCE OF ANY DISPUTE. THE PARTIES DO NOT WAIVE ANY APPLICABLE FEDERAL OR STATE SUBSTANTIVE LAW (INCLUDING THE PROTECTIONS AFFORDED TO BANKS UNDER 12 U.S.C. § 91 OR ANY SIMILAR APPLICABLE STATE LAW) EXCEPT AS PROVIDED HEREIN.

(vi) **IF A DISPUTE INCLUDES MULTIPLE CLAIMS, SOME OF WHICH ARE FOUND NOT SUBJECT TO THIS SECTION, THE PARTIES SHALL STAY THE PROCEEDINGS OF THE CLAIMS NOT SUBJECT TO THIS SECTION UNTIL ALL OTHER CLAIMS ARE RESOLVED IN ACCORDANCE WITH THIS SECTION. IF THERE ARE DISPUTES BY OR AGAINST MULTIPLE PARTIES, SOME OF WHICH ARE NOT SUBJECT TO THIS SECTION, THE PARTIES SHALL SEVER THE DISPUTES SUBJECT TO THIS SECTION AND RESOLVE THEM IN ACCORDANCE WITH THIS SECTION.**

(vii) **DURING THE PENDENCY OF ANY DISPUTE THAT IS SUBMITTED TO JUDICIAL REFERENCE, EACH OF THE PARTIES TO SUCH DISPUTE SHALL BEAR EQUAL SHARES OF THE FEES CHARGED AND COSTS INCURRED BY THE REFEREE IN PERFORMING THE SERVICES DESCRIBED IN THIS SECTION. THE COMPENSATION OF THE REFEREE SHALL NOT EXCEED THE PREVAILING RATE FOR LIKE SERVICES. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE COURT COSTS AND LEGAL FEES, INCLUDING CUSTOMARY ATTORNEY FEES, EXPERT WITNESS FEES, PARALEGAL FEES, THE FEES OF THE REFEREE AND OTHER REASONABLE COSTS AND DISBURSEMENTS CHARGED TO THE PARTY BY ITS COUNSEL, IN SUCH AMOUNT AS IS DETERMINED BY THE REFEREE. IN THE EVENT OF ANY CHALLENGE TO THE LEGALITY OR ENFORCEABILITY OF THIS SECTION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER THE COSTS AND EXPENSES FROM THE NON-PREVAILING PARTY, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED BY IT IN CONNECTION THEREWITH.**

(viii) **THIS SECTION CONSTITUTES A "REFERENCE AGREEMENT" WITHIN THE MEANING OF AND FOR PURPOSES OF CCCP § 638.**

Section 9.6 **Counterparts**. This Agreement may be executed in any number of counterparts, all of which constitutes a single Agreement.

Section 9.7 **Notices**.

(a) All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "**Notice**") required, permitted or desired to be given hereunder must be in writing and must be sent delivered by: (i) registered or certified mail, postage prepaid, return receipt requested, (ii) a reputable overnight courier, or (iii) delivered by hand by a commercial courier service, addressed to the party to be so notified at its address set forth opposite its signature, below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 9.7. Any Notice will be deemed to have been received: (A) 3 days after the date such Notice is mailed, (B) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (C) on the next Business Day if sent by an overnight commercial courier.

(b) Any party may change the address to which any such Notice is to be delivered by furnishing 10 days prior written notice of such change to the other parties in accordance with the provisions of this Section 9.7. Notices will be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

Section 9.8 [reserved]

Section 9.9 **No Third Party Reliance.** No third party is entitled to rely upon this Agreement or to have any of the benefits of Bank's interest hereunder, unless such third party is an express assignee of all or a portion of Bank's interest hereunder.

Section 9.10 **Sale of Loan or Participations.** Borrower agrees that Bank may elect, at any time and from time to time, both before and after the occurrence of an Event of Default, to sell, assign or encumber all or a portion of the Loan and the Loan Documents, or grant, sell, assign or encumber participations in all or any portion of its rights and obligations under the Loan and the Loan Documents, and that any such sale, assignment, encumbrance, grant or participation may be to one or more financial institutions, private investors, and/or other entities of any type and any nature, irrespective of the financial status of the entity, at Bank's discretion, without any notice to or consent from Borrower. Borrower further agrees that Bank may, without any notice to or consent from Borrower, disseminate to any such actual or potential purchaser(s), assignee(s), lender(s) or participant(s) all documents and information (including all financial information) which has been or is hereafter provided to or known to Bank with respect to: (a) the Project, including the Improvements, and its operation; (b) any party connected with the Loan (including Borrower, any partner of Borrower, any constituent partner or member of Borrower and any Guarantor); and/or (c) any lending relationship other than the Loan which Bank may have with any party connected with the Loan. In the event of any such sale, assignment, encumbrance, grant or participation, Bank and the parties to such transaction will share in the rights and obligations of Bank as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment, encumbrance, grant or participation, Borrower further agrees that the Loan Documents will be sufficient evidence of the obligations of Borrower to each purchaser, assignee, lender or participant, and upon written request by Bank, Borrower will enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, encumbrance, grant or participation. The indemnity obligations of Borrower under the Loan Documents (including under Section 9.1) will also apply with respect to any purchaser, assignee, lender or participant. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 9.10, Bank may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank or a Federal Home Loan Bank; provided that no such pledge or assignment will release Bank from its obligations thereunder. In the event Bank sells or assigns the Loan and the Loan

Documents, Bank will endeavor to give Borrower notice thereof (without liability for failure to so deliver such notice).

Section 9.11 **Security Interest in Accounts and Setoff**. Borrower hereby grants Bank a first-priority lien on and security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of Borrower with Bank or any Affiliate of Bank. In addition to, and without limitation of, any rights of Bank under Law, if Borrower becomes insolvent, however evidenced, or any Event of Default occurs, Borrower authorizes Bank to setoff and apply any and all such deposits, credits and deposit accounts toward the payment of the Obligations owing to Bank, whether or not the Obligations, or any part thereof, will then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Bank.

Section 9.12 **Time of the Essence.** Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

Section 9.13 **Entire Agreement; No Oral Modifications**. The Loan Documents supersede all prior written or oral understandings and agreements with respect thereto and no modification or waiver of any provision of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

Section 9.14 **Captions.** The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

Section 9.15 **Borrower-Bank Relationship.** The relationship between Borrower and Bank created hereby and by the other Loan Documents is that of a borrower and a lender only, and in no event will Bank be deemed to be a partner of, or a joint venturer with, Borrower.

Section 9.16 **Joint and Several Liability.** If there is more than one party to this Agreement who is a borrower under this Agreement, then each of said individuals and/or entities are jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder.

Section 9.17 **Severability.** Wherever possible, each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.18 **Discretion**. Whenever, pursuant to this Agreement or any of the other Loan Documents, Bank exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to Bank, or Bank exercises any right to grant or withhold consent, or Bank exercises its discretion in making any decision, the decision of Bank will, except as is otherwise specifically herein provided, be in the sole and absolute discretion of Bank and will be final and conclusive.

Section 9.19 **No Advisory or Fiduciary Responsibility, Nonliability of Bank.** In connection with all aspects the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that: (i) (A) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (B) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of

its Affiliates, or any other Person and (B) Bank has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Bank and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and Bank has no obligation to disclose any of such interests to Borrower or its Affiliates. The relationship between Borrower and its Subsidiaries on the one hand and Bank on the other hand is solely that of borrower and lender. Bank has no fiduciary responsibilities to Borrower or any of its Subsidiaries. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Bank has no liability with respect to, and Borrower and each of its Subsidiaries hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by Borrower and any of its Subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

Section 9.20 Waiver of Offsets; Defenses; Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Bank to offset any obligations to make the payments required by the Loan Documents. No failure by Bank to perform any of its obligations hereunder will be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 9.21 Designated Representative(s). Borrower hereby represents that any person signing this Agreement on behalf of Borrower is hereby authorized to act as Borrower's authorized representative for purposes of dealing with Bank on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents and the Loans. In addition, Borrower may designate by appropriate action in form acceptable to Bank, additional individuals who are authorized to act on behalf of Borrower (together with the person(s) signing this Agreement, the "**Designated Representatives**"). The Designated Representative has the power to give and receive all notices, monies, approvals and other documents and instruments, and to take any other action on behalf of Borrower. All actions by the Designated Representative will be conclusive and binding on Borrower. Bank may rely on the authority given to the Designated Representative until actual receipt by Bank of a duly authorized resolution substituting a different person as the Designated Representative.

Section 9.22 Document Imaging; Electronic Transactions and the UETA; Telecopy and PDF Signatures; Electronic Signatures.

(a) Without notice to or consent of Borrower or any Guarantor, Bank may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against Borrower and any other parties thereto. Bank may convert any Loan Document into a "transferrable record" as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in Bank's possession constituting an "authoritative copy" under UETA.

(b) If Bank agrees, in its discretion, to accept delivery by telecopy, "pdf", "tif" or "jpg" of the image of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes.

(c) If Bank agrees, in its discretion, to accept an image of or any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words "execution," "signed," and "signature," and words of like import, in or referring to any document so signed will deemed to include the image or electronic signatures and/or the keeping of records in electronic form,

which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. Bank may rely on any such electronic signatures without further inquiry.

(d) Borrower agrees that it will be solely responsible to employ all security procedures necessary to ensure that only authorized parties will have access to making the electronic signatures by Borrower, its affiliates and their respective agents and designees. In the event Bank agrees in its discretion to accept electronic signatures executed or adopted using an electronic signature platform not provided by Bank, Bank's counsel or their respective electronic signature vendor, Borrower will, or cause their vendor providing the electronic signature platform to, make available to Bank all such information and records as Bank requests to evaluate the electronic signature platform and any actual signatures that Borrower is requesting Bank to accept, including any digital records authenticating the identity of the signer. Any such electronic signature platform must be fully compliant with UETA and E-Sign.

Section 9.23 **PATRIOT ACT NOTIFICATION.** The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:

> Bank hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the PATRIOT Act.

Section 9.24 **RIDER.** The Rider attached hereto is incorporated herein by this reference.

[Signature page follows]

[Signature page 1 of 2 of Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Address:	PW CANRE HOLDINGS LLC
301 Winding Road Old Bethpage, NY 11804	By: Power REIT, its sole member
with a copy (which shall not constitute notice) to:	By:__________________________ David H. Lesser Authorized Signatory

Zuber Lawler LLP
350 South Grand Avenue, 32nd Floor
Los Angeles, CA 90071
Attention: Josh Lawler
Email: jlawler@zuberlawler.com

EXHIBIT A

Draw Request Form

DRAW REQUEST

TO: [redacted] (the "Bank")

Capitalized terms used herein have the meanings ascribed to such terms in the Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), dated as of December __, 2021, between PW CANRE HOLDINGS, a Delaware limited liability company (the "Borrower") and the Bank.

The Borrower hereby gives to the Bank a request for borrowing pursuant to Section 4.4 of the Agreement, and the Borrower hereby requests to borrow on [•], 20[•], an amount of $[•] in Loans.

The Borrower hereby certifies to the Bank that (i) the representations and warranties in Article V of the Agreement are true and correct as of the date hereof; (ii) at the time of and immediately after giving effect to such Loan, no Default or Event of Default has occurred and is continuing; and (iii) all other relevant conditions set forth in Section 3.4 of the Agreement have been satisfied.

IN WITNESS WHEREOF, the undersigned has caused this Draw Request to be executed by its authorized officer as of the date set forth below.

Dated: [•], 20[•]

PW CANRE HOLDINGS LLC

By: ______________________________
Name: ______________________________
Title: ________________________

EXHIBIT BB

Closing Date Borrowing Base Certificate

RIDER

In the case of any conflict between the provisions of the Loan Documents (including any attachments) and this Rider, the provisions of this Rider shall control. Borrower hereby agrees to the following additional provisions of the Agreement:

1. DEFINITIONS. CAPITALIZED TERMS THAT ARE USED IN THIS RIDER SHALL HAVE THE DEFINITIONS ASCRIBED TO THOSE TERMS IN THE AGREEMENT AND BELOW:

(a) "**Applicable Law**" means, for purposes of this Rider, all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other governmental authority having jurisdiction over (i) any Loan Party, (ii) any applicant for any Local Regulatory Permit or State License (including any "owner" designated on such applications), or (iii) any Person who is managing or is otherwise responsible for operations at any property occupied by any Loan Party (individually and collectively, the "**Property**"), or (iv) the Property, as may be in effect from time to time; provided, however, that, for purposes of the Agreement and any other Loan Document, applicable law and the defined term "Law," shall not include federal laws, statutes, regulations, orders, and decisions to the extent that they are inconsistent with the Cannabis Laws of any State Governmental Authority and the federal enforcement priority guidelines that restrict prosecutions of Cannabis businesses. Each Person referred to in clauses (ii) and (iii) above are referred to herein as an "**Operator**".

(b) "**Cannabis**" means all parts of the plant Cannabis sativa Linnaeus, Cannabis indica, or Cannabis ruderalis, whether growing or not; the seeds thereof; the resin, whether crude or purified, extracted from any part of the plant; and every compound, manufacture, salt, derivative, mixture, or preparation of the plant, its seeds or resin. "Cannabis" also means the separated resin, whether crude or purified, obtained from cannabis. "Cannabis" also means "Cannabis," "Cannabis products," "marijuana," "marihuana," or similar terms as defined by any Cannabis Law in any state in the United States. "Cannabis" also means all products derived from, either directly or indirectly, the plant Cannabis sativa Linnaeus, Cannabis indica, or Cannabis ruderalis, including but not limited to cigarettes and vaporizing or "vaping" products containing Cannabis and goods containing Cannabis produced for human consumption, such as "edibles."

(c) "**Cannabis Law**" means any state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other governmental authority having jurisdiction over any Loan Party, any Operator, or the Property, as may be in effect from time to time, relating to lawful Cannabis businesses, whether for medical use or adult use (a/k/a recreational use), including without limitation, all laws and regulations governing the planting, growing, cultivation, manufacturing, processing, testing, packaging, storage, transportation, distribution, sale, and use of Cannabis, the operation of any business relating to the sale and/or distribution of Cannabis related products and all licensing and permitting laws and regulations relating thereto, as may in effect from time to time.

(d) "**Federal Governmental Authority**" means the government of the United States or any other nation, or of any political subdivision thereof, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity within the federal government of the United States exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(e) "**Local Regulatory Permit**" means any permit, license, certificate, or approval that is required by the Applicable Laws of the county or city where Property is located (and any other local

governmental authority having jurisdiction over the Property) for the lawful conduct of any Loan Party or any Operator's Cannabis-related use at the Property.

(f) "**State Governmental Authority**" means the government of any state including that of Colorado, Maine, Oklahoma, and Michigan, or of any political subdivision of any of the foregoing or any other state in the United States of America, whether state or local, and any agency, authority, instrumentality, regulatory body, court, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including but not limited to, the Michigan Marijuana Regulatory Agency, the Colorado Department of Revenue Marijuana Enforcement Division, Oklahoma Medical Marijuana Authority, and Maine Office of Marijuana Policy, and any other equivalent state or local agency regulating Cannabis and/or any successor agencies to the foregoing.

(g) "**State Licenses**" means any permit, license, certificate, or approval that is required by the Applicable Laws of any state for the lawful conduct of any Loan Party's or any Operator's Cannabis-related use at any Property.

2. BANK'S RIGHT TO ACCELERATE. NOTWITHSTANDING ANYTHING IN THE LOAN DOCUMENTS TO THE CONTRARY, BANK SHALL HAVE THE RIGHT UPON BANK'S ELECTION TO DECLARE ALL OF THE LOANS AND OTHER OBLIGATIONS TO BE IMMEDIATELY DUE AND PAYABLE (WITH OR WITHOUT PRIOR WRITTEN NOTICE TO BORROWER) IN THE EVENT OF ANY OF THESE CONDITIONS (THE "ACCELERATION CONDITIONS") ARISE AND TO THE EXTENT CANNABIS-RELATED ACTIVITIES ARE TAKING PLACE ON THE APPLICABLE PROPERTY AT THE TIME OF SUCH AN EVENT:

(a) Applicable Laws disallow Cannabis-related activities at the Property;

(b) The failure to obtain or lapse (even if temporary) of any Local Regulatory Permit or State License by any Loan Party or any Operator for a period exceeding ten (10) days;

(c) Any Loan Party or any Operator is convicted of a felony, or convicted of a misdemeanor involving moral turpitude, or the illegal use, possession, transportation, distribution or similar activities related to controlled substances, as defined in the Federal Controlled Substances Act;

(d) Direction by any Federal Governmental Authority or any State Governmental Authority to end all Cannabis-related activities at the Property;

(e) Law enforcement action by any Federal Governmental Authority or any State Governmental Authority to any Loan Party, Bank, any Operator, or any third party in connection with Cannabis-related activities at the Property;

(f) The seizure by any Federal Governmental Authority or any State Governmental Authority seeking forfeiture of any part the Property, whether or not the court proceeding has actually commenced; or

(g) An event that (i) requires closure of the Property for more than 180 consecutive days for remediation of materially adverse circumstances created by any Loan Party's or any Operator's use of the Property, or for more than 210 nonconsecutive calendar days within a 360 consecutive day period, or (ii) causes any Loan Party's or any Operator's insurance carrier to cancel any coverage on Property (or to significantly increase such Loan Party's or such Operator's insurance) unless such Loan Party or such Operator procures coverage for the entire Property within five calendar days thereafter, and commences and thereafter continues to pay any premium cost in excess of the premium (pre-cancellation) paid by such

Loan Party or such Operator without credit or offset against the Obligations. This shall not include fire and other natural calamity events.

3. **REPRESENTATIONS AND WARRANTIES. IN ADDITION TO BORROWER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN DOCUMENTS, BORROWER REPRESENTS AND WARRANTS THAT:**

(a) Each Loan Party and each Operator is in compliance with the requirements of all Cannabis Laws. The use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Property, which pertain to any applicable Cannabis Law. All use and other requirements with respect to Cannabis Laws of any State Governmental Authority having jurisdiction over the Property and conditions of approval applicable to the Local Regulatory Permit have been satisfied. No violation of any Cannabis Law exists with respect to the Property, any Loan Party, any Operator or their respective business operations, and the Property strictly complies with all applicable Cannabis Laws applicable to each Loan Party, each Operator and the Property.

(b) All permits and licenses under or respect to Cannabis Laws that are necessary or required in connection with the use and occupancy of the Property for the Cannabis-related use have been validly issued and are in full force and effect.

(c) No portion of the Property is located on any lands owned directly or indirectly by the United States of America nor is any portion of the Property subject to any federal land grants from the United States of America.

(d) Borrower further represents and warrants to Bank that all of the foregoing representations and warranties (including the representations and warranties in the Loan Documents) are true as of the Closing Date and as of the date any Loan is made.

(e) All representations, warranties, covenants and agreements made in this Rider, in the Loan Documents, or in any certificate or other document heretofore or hereafter delivered to Bank by or on behalf of Borrower pursuant to or with respect to this Rider or the Loan Documents shall be deemed to have been relied upon by Bank notwithstanding any investigation heretofore or hereafter made by Bank or on its behalf, and shall survive the execution of the Loan Agreement and shall continue in full force and effect as long as there remains unperformed any obligation to Bank under this Rider or the Loan Documents.

4. **COVENANTS. IN ADDITION TO BORROWER'S COVENANTS SET FORTH IN THE LOAN DOCUMENTS, BORROWER COVENANTS THAT:**

(a) Compliance with Laws. Borrower shall, and shall cause each Loan Party and each Operator to, comply with all Cannabis Laws and all regulations, orders, writs, injunctions, decrees and demands of any court or any State Governmental Authority affecting such Loan Party, such Operator or the Property with respect to Cannabis Laws. To the extent any Loan Party, any Operator, or the Property is determined by any State Governmental Authority to be in violation of with any Cannabis Law or any Applicable Law, Borrower shall promptly undertake and complete any and all investigations, response or other corrective action necessary or recommended to place the Property, any Operator, and/or any Loan Party in compliance with such applicable Cannabis Laws.

(b) Local Regulatory Permits. State Licenses. Borrower shall, or shall cause each Loan Party and each Operator to, as soon as available, apply for and obtain the appropriate Local Regulatory Permits and the appropriate State Licenses from the appropriate State Governmental Authorities required for the Cannabis-related use of the Property, prior to commencing Cannabis-related operations at the

Property. Borrower shall provide copies of all documents and materials delivered to the State Governmental Authorities in connection with any applications, renewals, or filings made in connection with Local Regulatory Permits and State Licenses (including evidence of required bonding) to Bank within three (3) business days after first delivering to such documents and materials to the State Governmental Authorities. Borrower shall provide Bank with a written copy of any State Governmental Authority's approval, denial or other determination in response to any application by any Loan Party or any Operator for a Local Regulatory Permit or a State License (each a "Determination"), within three (3) business days from receipt by any such Person of any Determination. Borrower shall, or shall cause each Loan Party and each Operator to, renew all applicable Local Regulatory Permits and State Licenses annually and provide Bank evidence of such annual renewal as soon as possible.

(c) Change in Applicable Law. Should any change in Applicable Law cause Cannabis-related business to be unlawful or prohibited at the Property, Borrower shall cease, or shall cause to be ceased, all Cannabis-related operations at the Property until such time as such operations are lawfully permitted. Borrower shall and shall cause each Loan Party and each Operator, from time to time, at the expense of Borrower, to promptly sign and deliver any amendments to the Loan Documents and this Rider and documents reasonably requested by Bank and take further action that may be necessary, or that Bank may reasonably request, to cause the Loan Documents and this Rider to reflect or comply with, if possible, changes in Applicable Law.

(d) Inspection. Subject to all Cannabis Laws, Borrower shall permit representatives of Bank to enter upon the Property to inspect the Property to ensure compliance with all Cannabis Laws, including all books and records of any Loan Party or any Operator (regardless of where maintained) and all supporting documentation and data and to make copies and extracts therefrom and to any Loan Party's or any Operator's compliance with all Cannabis Laws pertaining to the Property with representatives of such Person. Borrower shall at all times cooperate and cause each and every one of its and each Loan Party's and each Operators employees, agents and contractors to cooperate with the representatives of Bank in connection with or in aid of the performance of Borrower's functions under this Rider.

(e) Reporting. Upon Bank's request, Borrower shall deliver to Bank: (i) all documentation related to any Loan Party or any Operator's Local Regulatory Permit and State Licenses and documentation necessary or required under applicable Cannabis Law, including all license applications and related documentation previously submitted by a Loan Party or any Operator for obtaining a Local Regulatory Permit and/or State Licenses to operate their respective Cannabis-related business; (ii) all information regarding each such Person's business form and capital structure required to be delivered to all State Governmental Authorities relating to Cannabis Laws; (iii) detailed information relating to the normal and expected activity for the business to be operated on the Property, including the types of Cannabis products each such Person deals with and the type of customers to be served (e.g., medical versus adult use customers); and (iv) prompt notice to Bank upon any material change to the scope of business activity at the Property.

(f) Payment of Taxes. Borrower will cause to be paid all applicable state and local taxes levied in connection with Cannabis-related business on the Property and shall maintain, and cause each Loan Party and each Operator to maintain, all qualifications and permits required by State Governmental Authorities in connection with the collection and payment of taxes.

(g) Packaging of Cannabis. Borrower shall and shall cause each Loan Party and each Operator to comply with all packaging and related requirements for the distribution of Cannabis set forth under any Cannabis Law.

(h) Improvements. Borrower shall, and shall cause each Loan Party and Operator to, at their respective sole cost and expense, install and maintain any alterations or improvements at the Property required pursuant to the Cannabis Laws (including conditions of any Loan Party's or any Operator's Local Regulatory Permit) such as odor control equipment, specialty lighting, specialized ventilation equipment, security equipment, and walls, barriers and window treatments necessary to obscure the view of Cannabis-related activities from public spaces.

(i) Surrender. Upon surrender of the Property to Bank in connection with an Event of Default, Borrower shall, or shall cause each Loan Party and each Operator to, dispose, pursuant to Applicable Law, all unused Cannabis inventory, refuse, and scrap materials and thereafter clean to commercially acceptable standards (including sterilization of impermeable surfaces, wall-to-wall and ceiling-to-floor) all floors, walls, immovable fixtures, and air ducts serving the Property. If upon surrender or vacation of the Property, any Cannabis remains in or around the Property, Bank will not be deemed to be in possession of such Cannabis. Bank may, at Borrower's sole expense, notify State Governmental Authorities of such Cannabis and cause such Cannabis to be removed and destroyed, and Borrower hereby waives any claim to such Cannabis and any claims against Bank in connection with such Cannabis.

(j) Negative Covenants. Borrower shall not, either directly or directly, cause or permit to occur:

(i) Distribution in Violation of Law. Any sales or distribution of Cannabis to persons or entities in violation of any Cannabis Law, including any individuals under the minimum age required by applicable Cannabis Law to consume or use Cannabis related products;

(ii) Criminal Activity. Any revenues arising out of or relating to the Property to be distributed or otherwise transferred, either directly or indirectly, to any known criminal individuals or enterprises, including gangs, terrorists, cartels or similar criminal enterprises;

(iii) Interstate Distribution. The distribution or transfer of Cannabis from one state to any other state in violation of any Cannabis Law of such other state; and

(iv) Cultivation on Public Lands. The growing or cultivation of Cannabis on any public lands or any lands under the control or direct ownership of the federal government of the United States of America or any political subdivision thereof.

(k) Notice. If, at any time, Borrower becomes aware, or has reasonable cause to believe, that any legal or regulatory action by any Federal Governmental Authority or any State Governmental Authority under or with respect to Cannabis Laws has occurred or will occur with respect to any Loan Party, any Operator, or the Property, or if Borrower identifies or otherwise becomes aware of any noncompliance or alleged noncompliance with any Cannabis Law by any Loan Party, any Operator, or the Property, any threatened or pending legal action by any Federal Governmental Authority or any State Governmental Authority under any Cannabis Law related to the Property, Borrower shall notify Bank promptly in writing of such circumstance and shall include a full description of all relevant information. Borrower shall, upon receipt, promptly deliver to Bank a copy of any report, audit, summary or investigation, of any kind or character, whether prepared by or on behalf of Borrower or by any other party, related to matter or the compliance status of the Property, any Loan Party, or any Operator with respect to any Cannabis Law.

5. CROSS-DEFAULT; RECEIVERSHIP. ANY VIOLATION BY BORROWER OF THE TERMS AND CONDITIONS OF THIS RIDER WILL CONSTITUTE AN EVENT OF DEFAULT THAT SHALL NOT BE SUBJECT TO ANY NOTICE, CURE OR GRACE PERIOD.

6. INDEMNIFIED MATTERS. BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, DEFEND, RELEASE AND HOLD BANK HARMLESS FROM AND AGAINST, AND REIMBURSE BANK ON DEMAND FOR, ANY AND ALL LOSSES, COSTS, LIABILITIES (INCLUDING STRICT LIABILITIES), CLAIMS, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES INCURRED IN CONNECTION WITH ENFORCING THIS PROVISION), PENALTIES OR FINES OF ANY KIND WHATSOEVER PAID, INCURRED OR SUFFERED BY, OR ASSERTED AGAINST BANK BY ANY PARTY IN CONNECTION WITH, ARISING OUT OF OR RESULTING IN ANY WAY WHATSOEVER FROM:

(a) The occurrence of any Acceleration Condition; and

(b) The breach of any representation, warranty, covenant or agreement contained in this Rider.

NOTE

December 21, 2021

PW CANRE HOLDINGS LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of [redacted] BANK (the "Lender") the principal amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Loans, in immediately available funds, together with interest on the unpaid principal amount hereof, at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Maturity Date. All capitalized terms used and not defined herein have the meanings given in the Agreement.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Loan Agreement of even date herewith (as amended restated, supplemented, or otherwise modified from time to time, the "Agreement"), between the Borrower and the Lender. Reference is made to the Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Security Instruments and the Security Agreement and guaranteed pursuant to one or more Guaranties, as more specifically described in the Loan Documents. Capitalized terms used and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

This Note shall be governed by, and construed in accordance with, the law of the State of California.

PW CANRE HOLDINGS LLC

By: Power REIT, its sole member

By: ______________________________
David H. Lesser
Authorized Signatory